                                SCHEDULE 14A
                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.)

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
	 (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PARK COMMUNICATIONS, INC.
         -----------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


         -----------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement,
                                if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    14a-6(j)(2) or Item 22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:


- ----------------------------------------------------------------
    2)    Aggregate number of securities to which transaction applies:


- ----------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


- ----------------------------------------------------------------

    4)    Proposed maximum aggregate value of transaction:


- ----------------------------------------------------------------
    5)    Total fee paid:


- ----------------------------------------------------------------

[X ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ------------------------------
    2) Form, Schedule or Registration Statement No.:

       ------------------------------
    3) Filing Party:

       ------------------------------
    4) Date Filed:

       ------------------------------

PARK COMMUNICATIONS, INC.


                                                     Park Communications, Inc.
                                                     Terrace Hill
                                                     P.O. Box 550
                                                     Ithaca, NY 14851
                                                     Phone (607) 272-9020

Dear Stockholder:

     We would like to invite you to the Special Meeting of the Company's Stockholders in New York, New York on May 11, 1995, at 9:15 a.m. for the important purpose of voting on the sale of the Company to Park Acquisitions, Inc. (the "Acquisition"). The meeting will be held at The Carlyle, 35 East 76th Street, New York, New York. We are also providing you with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which includes financial statements and other information regarding the Company's performance during 1994. On the following pages you will find information about the meeting plus a proxy card to vote on the Acquisition. The Acquisition is described more fully in the attached proxy statement.

     If you cannot attend the meeting in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed card and return it in the enclosed self-addressed, postpaid envelope. Please return your card promptly.


                                                     Sincerely,


April 19, 1995


                                                     /s/ Dorothy D. Park

                                                     Dorothy D. Park
                                                     Chairman of the Board

TO PARK COMMUNICATIONS, INC. STOCKHOLDERS

     A Special Meeting of Stockholders (the "Special Meeting") of Park Communications, Inc. (the "Company") will be held on May 11, 1995 at 9:15 a.m., at The Carlyle, 35 East 76th Street, New York, New York for the important purpose of voting on the sale of the Company to Park Acquisitions, Inc. (the "Acquisition").

     We certainly hope you will be able to attend the Special Meeting. Whether or not you plan to attend in person, it is important that your shares be represented, so please mark and sign the enclosed proxy and return it promptly in the envelope provided. If you do attend the meeting, you may withdraw your proxy at that time and vote your shares in person.


Matters to be considered by the Stockholders:

1.   The Acquisition.

2. The transacting of such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on March 31, 1995, are eligible to vote at the Special Meeting.



By order of the Board of Directors.



April 19, 1995



                                                     /s/ Dorothy D. Park

                                                     Dorothy D. Park, Secretary
                                                     Park Communications, Inc.

                           SCHEDULE 14A INFORMATION
                               PROXY STATEMENT
                          PARK COMMUNICATIONS, INC.

                                 INTRODUCTION

          This statement is being furnished in connection with the Special Meeting of Stockholders of Park Communications, Inc. (the "Company") to be held at 9:15 a.m. on May 11, 1995, at The Carlyle, 35 East 76th Street, New York, New York (the "Special Meeting"). The Special Meeting is being held for the purpose of approving the Agreement and Plan of Merger, dated as of October 25, 1994, as amended, among Park Acquisitions, Inc. ("PAI"), Park Acquisitions Subsidiary, Inc. ("PAS"), a wholly owned subsidiary of PAI, and the Company (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Annex A. A copy of the Agreement Regarding Cash Balance and Amendment No. 1 to the Merger Agreement is attached hereto as Annex B. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, has been separately provided to all of the Company's stockholders and is incorporated herein by reference.

          As discussed below, if the Merger Agreement is approved and the other conditions to closing have been satisfied, the Company will be acquired by PAI through an all-cash merger of PAS into the Company (the "Merger"). At the Effective Time of the Merger (defined below), current stockholders of the Company will cease to be stockholders of the Company. Consummation of the Merger is conditioned upon, among other things, approval of the Merger Agreement by the Company's stockholders and consent by the Federal Communications Commission (the "FCC") to the transfer of control of the Company and its broadcast licensee subsidiaries to PAI.

          Dorothy D. Park, individually and as Personal Representative of the Estate of Roy H. Park, the Company's founder and former Chairman and Chief Executive Officer (the "Estate"), currently owns or controls approximately 80.1% of the Company's issued and outstanding common stock. Pursuant to the terms of the Stockholder's Agreement dated as of October 25, 1994, among PAI, PAS and the Estate (the "Stockholder's Agreement"), the Estate has agreed to vote in favor of the Merger Agreement and has given PAI a proxy to vote the Estate-held shares in favor of the Merger Agreement. The Stockholder's Agreement will remain in effect as long as the Merger Agreement is in effect.

          On November 7, 1994, an application was filed with the FCC seeking its consent to the transfer of control of the Company and its broadcast licensee subsidiaries from Dorothy D. Park, Personal Representative of the Estate of Roy H. Park, to PAI. In an order released on April 10, 1995, the FCC consented to the transfer of control of the Company and its broadcast licensee subsidiaries to PAI. See "REGULATORY APPROVALS," below. Absent a decision to reconsider the order, either sua sponte or upon the request of an interested party, or an appeal of the order to the United States Court of Appeals, that order will become final for purposes of the Merger Agreement on May 10, 1995.

          Stockholders of the Company other than Dissenting Stockholders (defined below) will receive their proportionate share of the merger consideration of approximately $711.4 million, subject to certain adjustments as described below (the "Merger Consideration"). Based upon 23,327,316 shares currently issued and outstanding, the Merger Consideration represents approximately $30.49759 per share.

       PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
In voting by proxy, stockholders may vote for or against the Merger Agreement, or abstain from voting thereon. If the accompanying proxy is executed and returned to the Company's principal offices c/o Dorothy D. Park, Secretary, Park Communications, Inc., Terrace Hill, P.O. Box 550, Ithaca, New York 14851, prior to the date of the Special Meeting, the shares represented by the proxy will be voted as specified therein. The cost of the solicitation will be borne by the Company. It is expected that the costs of the solicitation will be less than $20,000. This Proxy Statement is being mailed to stockholders on or about April 19, 1995.

Record Date

          Stockholders of record at the close of business on March 31, 1995 (the "Record Date") will be entitled to vote at the Special Meeting. As of the Record Date, the Company had issued and outstanding 23,327,316 shares of Common Stock. All holders of Company Common Stock are entitled to one vote for each share of stock held by them on any matter to be voted on at any meeting of the stockholders. As of the Record Date, there were 542 holders of record of the Company's issued and outstanding Common Stock.

Quorum

          Under the Company's Bylaws, a majority of the Company's outstanding shares will constitute a quorum necessary to transact business at the Special Meeting. However, approval of the Merger Agreement will require the affirmative vote of 66% of the total number of issued and outstanding shares of Company Common Stock. As discussed above, Mrs. Park, as Personal Representative of the Estate (owner of approximately 80.1% of the issued and outstanding shares of Company Common Stock) has agreed to vote the Estate-held shares of the Company in favor of the Merger Agreement and has given a proxy to PAI to vote the Estate-held shares of the Company in favor of the Merger Agreement. See "COMMON STOCK OWNED BY DIRECTORS AND OFFICERS AS OF FEBRUARY 15, 1995" in Item 12 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994. Accordingly, assuming the presence of the Estate-held shares at the Special Meeting, the necessary quorum will be present at the Special Meeting.

Revocation of Proxies

          The stockholder may revoke this proxy at any time before the Special Meeting by mailing a signed instrument revoking the proxy to: Dorothy D. Park, Secretary, Park Communications, Inc., P.O. Box 550, Ithaca, NY 14851; to be effective the revocation must be received on or before May 10, 1995. In addition, a stockholder may, if he or she desires, attend the meeting in person, withdraw his or her proxy and vote in person.

Dissenting Stockholders

          A stockholder of the Company who has not voted in favor of the Merger Agreement is entitled to an appraisal by the Court of Chancery of the State of Delaware of the fair value of his or her shares of stock pursuant to Sec. 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is attached hereto as Annex C. No appraisal rights are available to a stockholder who votes in favor of the Merger Agreement.

          In order to exercise appraisal rights, a stockholder must deliver to the Company, before the Special Meeting, a written demand for appraisal of his or her shares. A proxy or vote against the Merger Agreement does not constitute such a demand. Within 10 days after consummation of the Merger, the Company will notify each stockholder who has properly demanded appraisal of the Effective Time of the Merger. Within 60 days after the Effective Time, a stockholder who has informed the Company of his or her desire to exercise appraisal rights will have the right to withdraw the demand for appraisal and to accept the consideration to be offered in the Merger.

          Within 120 days after the Effective Time of the Merger, any stockholder who is entitled to appraisal rights and has complied with the procedures for exercising appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all stockholders who have exercised appraisal rights. Also within 120 days after the Effective Time of the Merger, any stockholder who has complied with the procedures for electing appraisal of his or her shares will be entitled to receive from the Company (i) a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received, and (ii) the aggregate number of holders of such shares. The Company will mail such written statement to the stockholder within 10 days after receiving the written request for such a statement or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

          If a stockholder files a petition for appraisal with a Court of Chancery, the stockholder must serve a copy of such petition on the Company. Within 20 days after receiving service of any petition, the Company will file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the Company.

          Upon order of the Court of Chancery, the Register in Chancery will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Company and to the stockholders shown on the list at the addresses stated therein. Notice will also be given, at the cost of the Company, by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.

          At the hearing, the Court will determine which stockholders have complied with the above procedures and are entitled to appraisal rights. The Court will then appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.


Proposals of Security Holders

          In light of the pending sale of the Company, it is not expected that the Company will have an Annual Meeting of Stockholders in 1995. Even if an Annual Meeting of Stockholders is held during 1995, the deadline for submission of shareholder proposals for inclusion in the 1995 proxy statement was December 23, 1994, and no shareholder proposals were received by that date. The deadline for submission of shareholder proposals relating to the Special Meeting is May 1, 1995.

      4          INTERESTS OF MANAGEMENT IN THE TRANSACTION

          PAI has indicated its intention to retain the Company's current management. Accordingly, the Company's executive officers, Wright M. Thomas (Director, President, Chief Operating Officer), W. Randall Odil (Vice President - Television), Rick A. Prusator (Vice President - Radio), Robert J. Rossi (Vice President - Newspapers) and Randel N. Stair (Vice President - Chief Financial Officer, Treasurer, Controller and Assistant Secretary) may be deemed to have an interest in the transaction. In addition, as described on page 44 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, each of the foregoing officers has entered into employment and/or severance arrangements with the Company, each of which arrangement will result in certain severance and/or other benefits to the relevant officer in the event such officer's employment is terminated for specified reasons, including termination by the Company other than for cause. See "EMPLOYMENT AND SEVERANCE ARRANGEMENTS" in Item 11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          J. Markham Green, a member of the Company's Board of Directors, was formerly a general partner of The Goldman Sachs Group L.P. Goldman, Sachs & Co. ("Goldman Sachs"), an affiliate of The Goldman Sachs Group, L.P., has served as the Company's financial advisor in connection with the Merger. Mr. Green retired as a general partner from The Goldman Sachs Group L.P. in 1992 and is currently a limited partner thereof. During 1994, Mr. Green provided consulting services for Goldman Sachs.

          Dorothy D. Park, the Chairman and Secretary of the Company, controls 18,686,755 shares of Company Common Stock, representing approximately 80.11% of the Company's issued or controlled and outstanding shares. Of those shares, 18,684,505 are held or controlled by Mrs. Park in her capacity as Personal Representative of the Estate (18,554,656 shares are held directly by the Estate, and 139,849 shares are held by the Estate indirectly through RHP, Inc., a corporation the controlling interest of which is held by the Estate); the remaining 2,250 shares are held by Mrs. Park individually. At the time Goldman Sachs was engaged as the Company's financial advisor, the Estate entered into an agreement to cooperate with Goldman Sachs's efforts to solicit purchasers for the Company and agreed to neither actively solicit nor negotiate with potential purchasers of the Estate-held shares nor seek a higher price per share for the Estate-held shares of the Company than the per share price being paid to all of the Company's public shareholders.

          The bulk of the proceeds from the sale of the Estate-held shares of the Company will inure to the benefit of Park Foundation, Inc., a North Carolina non-profit corporation ("Park Foundation"). All assets of the Park Foundation including any assets ultimately received from the Estate, will be used solely for charitable purposes. Mrs. Park is the Chairman and Secretary and one of three current members of the Board of Directors of the Park Foundation. The other two Directors of the Park Foundation are Wright M. Thomas (President, Chief Operating Officer and a Director of the Company) and Adelaide Park Gomer, daughter of Dorothy D. Park and the late Roy H. Park.

          As a beneficiary of the Estate and as Mr. Park's surviving spouse under New York law, Mrs. Park may also receive a portion of the proceeds from the sale of the Estate-held shares, although the amount of proceeds, if any, to which she would be entitled cannot be determined at this time. If Mrs. Park receives a portion of the proceeds from the sale of the Estate-held shares of the Company, she would not stand to receive any extra or special benefit not shared on a pro rata basis with other security holders.

          No other director or officer has an interest in the transaction (other than interests arising from the ownership of securities where such person receives no extra or special benefit not shared on a pro rata basis with other security holders). For a description of the holdings of the Company's securities by officers and directors, see "COMMON STOCK OWNED BY DIRECTORS AND OFFICERS AS OF FEBRUARY 15, 1995" in Item 12 of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994.

                               THE TRANSACTION

          If the Merger Agreement is approved and the other conditions to consummating the transaction are satisfied, the Company will be acquired by PAI for approximately $711.4 million, subject to certain adjustments as set forth below. The purchase of the Company by PAI will be effected through an all-cash merger of PAS into the Company. Consummation of the transaction is contingent upon, among other things, approval of the transaction by the Company's stockholders and consent of the FCC to the transfer of control of the Company and its broadcast licensee subsidiaries to PAI. As noted above, the Estate-held shares of the Company will be voted in favor of the Merger Agreement. In addition, in an order released on April 10, 1995, the FCC consented to the transfer of control of the Company and its broadcast licensee subsidiaries from Dorothy D. Park, Personal Representative of the Estate of Roy
H. Park, to PAI. See "REGULATORY APPROVALS," below. Absent a decision to reconsider the order, either sua sponte or upon the request of an interested party, or an appeal of the order to the United States Court of Appeals, that order will become final for purposes of the Merger Agreement on May 10, 1995.

          The purchase price represents a per share price of approximately $30.49759 per share, based upon 23,327,316 shares issued and outstanding on the Record Date. After consummation of the transaction, the current stockholders of the Company will cease to be stockholders of the Company.

          The Company's address is Park Communications, Inc., Terrace Hill Road, P.O. Box 550, Ithaca, NY 14851. Its telephone number is (607) 272-9020. As described below, PAI and PAS were formed for the sole purpose of acquiring the Company. The address of both PAI and PAS is Park Acquisitions, Inc., c/o Eckert Seamans Cherin & Mellott, One International Place, 18th Floor, Boston, MA 02110; telephone number: (617) 342-6800.

Recommendations of the Company's Board

          The Board of Directors of the Company believes that the transaction is fair and in the best interests of the Company's stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

History of the Transaction

          The Company's founder, Roy H. Park, died on October 25, 1993. At the time of his death, Mr. Park was the Chairman and Chief Executive Officer of the Company and owned approximately 89.7% of the Company's Common Stock issued and outstanding on that date (that percentage includes the conversion of all Debentures held by Mr. Park on the date of his death into shares of Company Common Stock, but does not include the conversion of any other Debentures issued and outstanding on that date). On November 12, 1993, Mr. Park's widow, Dorothy D. Park (the Secretary and a Director of the Company), was elected Chairman of the Board of Directors. On November 29, 1993, Roy H. Park, Jr., son of Dorothy D. Park and the late Roy H. Park, was elected to the Company's Board to fill the vacancy created by the death of Mr. Park.

         On December 10, 1993, Mrs. Park was issued letters testamentary by the Surrogate's Court of Tompkins County, New York (File No. 93a180-P), authorizing and empowering her to act as the Personal Representative of the Estate to do and perform all acts requisite to the proper administration and disposition of the Estate under the laws of New York. As the Personal Representative of the Estate, Mrs. Park has the power, subject to the provisions of Mr. Park's will, applicable state law and Mrs. Park's fiduciary duties and obligations as Personal Representative, to control the Estate-held shares of the Company, which power includes but is not limited to the power to vote and dispose of such shares.

          At a Special Meeting of the Company's Board of Directors held on March 25, 1994, Mrs. Park, in her capacity as Personal Representative of the Estate, announced the Estate's decision to sell the Estate-held shares of the Company. In response, the Board voted to seek the sale of the entire Company. The Park Foundation, a beneficiary under Mr. Park's will (as discussed above), consented to the disposition of the Estate-held shares. Shortly thereafter, the Board engaged an investment banking firm, Goldman, Sachs & Co., to assist the Board in connection with soliciting offers for the sale of the Company. See "Approval By the Board of Directors," below.

          With the assistance of its financial and legal advisors, the Company's Board of Directors evaluated a variety of different methods by which to effect the sale of the Company. It was ultimately decided that an auction process would be the method most likely to maximize shareholder value. During April, May and June of 1994, approximately 173 interested parties contacted, or were contacted by, the Company and/or Goldman Sachs. In June and July of 1994, 96 entities entered into confidentiality agreements with the Company in order to receive a confidential memorandum regarding the Company to assist in making a preliminary bid for the Company, its separate television, radio, and newspaper divisions, or certain specific properties.

          On or prior to August 5, 1994, twelve preliminary bids were received for the entire Company, ranging from $24 per share to $29.90 per share. Of those twelve bidders, the nine highest bidders were invited to conduct due diligence on the Company, visit Company properties, and attend a management presentation during August and September in anticipation of submitting final bids in October.

          On September 19, 1994, one of the nine bidders that had completed due diligence on the Company presented the Board with an unconditional offer to purchase the Company for $675 million (approximately $28.94 per share based on the number of shares currently outstanding). The Board was informed that the offer would remain open until September 26, 1994. Although the offer was structured as a "preemptive" bid designed to circumvent the auction process, the Board considered the offer to be inadequate in light of the preliminary bids that were received on August 5, 1994. Accordingly, no action was taken at that time. Although the bidder was invited to re-submit a bid by the date all final bids were due, no such bid was received.

          Final bids for the Company were due on October 17, 1994. On that date, five of the nine bidders who performed due diligence on the Company submitted definitive bids for the Company, ranging from approximately $630 million ($27 per share) to $700 million ($30 per share). Each bid assumed that the Company would have a certain minimum amount of cash on hand at the closing and was accompanied by adequate evidence of the bidder's financial ability to consummate an acquisition of the Company at the relevant bid price. In addition, each bidder indicated the period of time during which its offer would remain open. During the course of the following week, four of the five final bidders for the Company increased their respective bids, either unilaterally or upon being informed by Goldman Sachs that their respective bids were inadequate.

          On the date final bids were due, Goldman Sachs received a letter on behalf of an individual who had neither submitted a preliminary bid for the Company nor performed due diligence on the Company stating that, based upon available public information, the individual had secured sufficient financial commitments from an investor group to enable him to offer $700 million for the Company, or more pending the results of due diligence. However, the letter was not accompanied by adequate evidence of any firm commitments from any financing sources and the individual failed to demonstrate to Goldman Sachs that such commitments were available.

          On October 20, 1994, one of the final bidders raised its bid to $29.25 per share, but placed a deadline on that bid of 5:00 p.m. on October 21, 1994. That deadline was subsequently extended to midnight on October 23, 1994. However, in light of the other bids received, the Board allowed that deadline to pass. On October 25, 1994, the Board accepted the offer made by PAI and approved the Company entering into the Merger Agreement. (See "THE TRANSACTION
- - Approval by the Board of Directors" below.)

          On October 25, 1994, after the Merger Agreement was approved by the Board (as discussed below), one of the five bidders who had submitted a bid on October 17, 1994, contacted the Company's financial advisor and indicated its ability to raise its bid to $700 million (approximately $30 per share); however, no written proposal was submitted and no subsequent bid was made.

          On April 6, 1995 (the day after the FCC made its unofficial public announcement of its consent to the transfer of control of the Company and its broadcast licensee subsidiaries to PAI), the individual who had contacted the Company on the date final bids were due concerning a possible bid for the Company (although no such bid was submitted) notified the Company of his interest in making a "superior acquisition proposal" for the Company, as contemplated by the Merger Agreement. See "TERMS AND CONDITIONS OF THE MERGER AGREEMENT -- Cooperation Prior to Closing," below.) This individual informally opposed the Company's application to the FCC for consent to the transfer of the Company's licenses to PAI. His objection to the Company's application was specifically denied in the FCC's order dated April 10, 1995. See "REGULATORY APPROVALS," below. The Board acknowledged its obligation to consider superior acquisition proposals and directed Goldman Sachs to contact the potential bidder's financing sources. After Goldman Sachs spoke with the financing source identified by the potential bidder, it was determined that the potential bidder should, after signing a confidentiality agreement, be provided with a copy of the confidential memorandum which was provided to other bidders in the auction process, along with other updated financial information concerning the Company. On April 12, 1995, the individual indicated an intention to submit a definitive bid for the Company by April 24, 1995. Pursuant to the Merger Agreement, PAI has been informed of the individual's intention to submit a "superior acquisition proposal." As of the date of this proxy statement, no such bid had been received. Stockholders will be notified in the event the Board is presented with a bid by this individual and of the Board's decision concerning such a bid.

Approval By The Board of Directors

          On October 25, 1994, Goldman Sachs gave a presentation to the Company's Board outlining the auction process and expressing its opinion that the consideration to be received by the Company's shareholders pursuant to the Merger Agreement was fair to such shareholders. A copy of the written opinion of Goldman Sachs dated as of October 24, 1994 which sets forth the assumptions made and matters considered in, and the limitations on, the review undertaken in connection with the opinion is attached to this proxy statement as Annex D. Based upon Goldman Sach's opinion, along with a number of other factors set forth below, the Board thereafter unanimously authorized the Chairman to execute the Merger Agreement and such other documentation as may be necessary to effect the Merger, and further authorized the Company's executive officers to do and take whatever steps may be necessary to consummate the Merger.


          In addition to the opinion expressed by Goldman Sachs, the Board considered a number of other factors in deciding whether to approve the sale of the Company to PAI. These factors included (i) the overall value of the offers made; (ii) whether financing contingencies existed with respect to a particular bid; (iii) whether a particular bid was contingent upon the bidder's ability to dispose of assets of the Company in order to finance the acquisition, or if required by the FCC or for other regulatory reasons; (iv) whether particular FCC or other regulatory problems might be presented by a sale to a particular bidder; (v) whether there were sufficient safeguards for the Company in the event the bidder could not consummate the transaction; and
(vi) whether substantial modifications to the acquisition document would be required, particularly modifications which would impose a substantial burden on the Company (e.g., obtaining environmental audits on some or all of the properties owned by the Company or its subsidiaries).

          In evaluating the PAI bid in light of the foregoing factors, the Board noted the following: (i) the bid made by PAI was the highest bid received for the Company and resulted from an extensive, publicly announced auction process for the Company; (ii) PAI's bid was an all-cash offer with no financing contingencies (including the fact that no sales of Company assets or subordinated debt offerings would be required); (iii) the Board determined that a transfer of the Company's broadcast licenses to PAI, and the financing arrangement proposed between PAI and the RSA, would not present any significant issues under federal communications laws and was likely to be approved by the FCC in a timely manner; (iv) significant safeguards were implemented to protect the Company in the event PAI defaulted under the Merger Agreement, including the escrow of the entire amount of the purchase price (other than cash on the Company's books as required by the Agreement Regarding Cash Balance and Amendment No. 1 to the Merger Agreement), the accrual of interest on the escrowed funds in a "damages claim fund" for the benefit of the Company in the event PAI defaulted under or improperly terminated the Merger Agreement, and the agreement by PAI's lender to assume or assign PAI's rights and obligations under the Merger Agreement in the event PAI defaulted under the Merger Agreement; and (v) PAI proposed no significant modifications to the acquisition agreement proposed by the Company.

Fairness Opinion of Goldman Sachs

          Goldman Sachs is a well-known investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs was the Company's financial advisor and the lead underwriter when the Company made its initial public offering in 1983. It was also the managing lead underwriter for the issuance by the Company in 1986 of $50 million principal amount of its 6-7/8% Convertible Subordinated Debentures due March 15, 2011 (all such Debentures were converted into Company common stock by the close of business on February 15, 1995). In addition, Goldman Sachs is currently a market maker for the Company's Common Stock.

          Prior to retaining Goldman Sachs as the Company's financial advisor, the Board considered a number of leading investment banking firms and interviewed five firms to assist it in its efforts to sell the Company. Mr. Green disclosed his prior and current status with Goldman Sachs to the Board and recused himself from the discussions, interviews and the Board vote related to the retention of a financial advisor. (See "INTERESTS OF MANAGEMENT IN THE TRANSACTION.") In making its decision, the Board considered, among other things, the reputation and experience of each firm (in particular, the specific experience of each firm in the communications industry), each firm's familiarity with the Company, the manner in which each firm anticipated achieving a sale of the Company, and the competitiveness of the fee structure proposed by each firm. Ultimately, the Board retained Goldman Sachs based on, among other things, its familiarity with the Company and its proposed fee structure.

          If the Merger is consummated, Goldman Sachs will receive a fee of approximately $7.3 million for its services in connection with the sale of the Company. In addition, the Company has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses including the fees and disbursements of its attorneys arising in connection with Goldman Sachs' engagement and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

          At the time Goldman Sachs was engaged by the Company, the Estate entered into an agreement to cooperate with Goldman Sachs' efforts to solicit purchasers for the Company and agreed to neither actively solicit nor negotiate with potential purchasers of the Estate-held shares nor seek a higher price per share for the Estate-held shares of the Company than the per share price being paid to all of the Company's public shareholders.

          The opinion expressed by Goldman Sachs relates to the fairness of the consideration to be received by the Company's shareholders in connection with the sale of the Company to PAI. The amount of consideration to be paid by PAI was determined through arms-length negotiations and an extensive, competitive auction of the Company. Ninety-six interested bidders received confidential information concerning the Company and 32 preliminary bids were received for the Company as a whole, its separate television, radio, and newspaper divisions, and individual properties. Nine of the preliminary bidders were invited to perform due diligence on the Company, visit Company properties, and attend a management presentation. Of those parties, five submitted final bids for the Company. PAI's bid was the highest bid received and included the least number of conditions related to its bid.

          In connection with rendering its opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; the Company's Annual Report to Stockholders and Annual Reports on Form 10- K for the five years ended December 31, 1993; certain interim reports to stockholders and quarterly reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. Goldman Sachs also: (i) held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects; (ii) reviewed the reported prices and trading activity for the Company's common stock; (iii) compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the broadcasting and newspaper publishing industries specifically and in other industries generally; and (v) performed such other studies and analyses as it considered appropriate.

          Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries and has not been furnished with any such evaluation or appraisal.

          The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Company's Board on October 25, 1994, which opinion was subsequently confirmed in writing.

          Historical Stock Trading Analysis: Goldman Sachs reviewed and analyzed selected trading prices for the Common Stock since October 1, 1993 both separately and in comparison to the Standard & Poor's 400 Index and composite indices of selected companies in the diversified media field (the "Diversified Media Companies"), including A.H. Belo Corporation, Media General, Inc., Multimedia, Inc., Publitzer Publishing Co., Tribune Co. and Washington Post Co., the newspaper publishing field (the "Newspaper Companies"), including Central Newspapers, Inc., The E.W. Scripps Company, Gannett Company, Knight-Ridder, Inc., McClatchy Newspaper Inc. and New York Times Co., the television broadcasting field (the "Television Companies"), including Capital Cities/ABC, Inc., CBS, Inc., Granite Broadcasting, Outlet Communications, Inc., Scripps Howard Broadcasting and Silver King Communications, and the radio broadcasting field (the "Radio Companies"), including Broadcasting Partners Inc., Clear Channel Communications, Inc., Evergreen Media Corp., EZ Communications, Infinity Broadcasting, Jacor Communications, Inc., Saga Communications Inc. and SFX Broadcasting Inc. (the "Selected Companies").
Until March 25, 1994, the announcement date of the possible sale of the Company, the trading price of the Common Stock underperformed all of the indices other than the radio broadcasting index, which it outperformed. Since March 25, 1994 the Common Stock performed similar to the television broadcasting index and substantially better than the trading prices of the other analyzed indices, all of which trended together in a close range as of October 20, 1994.

          Analysis of Purchase Price: Goldman Sachs prepared a financial analysis of the Merger and calculated the aggregate consideration and various financial multiples based upon the cash consideration of $30.50 per share. The multiples were as follows, in each case for latest twelve months ("LTM") and 1994 (based on management estimates), respectively: (i) revenue - 3.2x and 3.2x; (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") - 10.0x and 9.9x; and (iii) net income - 28.2x and 28.2x. Such analysis also indicated that such cash consideration of $30.50 per share represented a 58.4% premium over the closing bid price of the Common Stock on March 24, 1994.

          Valuation Summary of Selected Publicly Traded Companies: Goldman Sachs reviewed and compared certain financial, operating and stock market information of the Company with the Diversified Media, Newspaper Companies, Television Companies and Radio Companies. Goldman Sachs examined and compared various valuation methods and calculated various financial multiples and ratios. The multiples of the Company were calculated using prices of $20.25 and $28.25 per share, which were the closing bid prices of the Common Stock on the National Association of Securities Dealers' National Market System on January 19, 1994 and October 18, 1994, respectively. The multiples and ratios for LTM for the Company were based on information provided by the Company's management and the multiples for each of the Selected Companies were based on the most recent publicly available information. The multiples were as follows:
(i) 1994 estimates for the price to earnings ratio (which ratios were based on analysts' estimates), using trading prices as of October 18, 1994 were - 23.0x for the Company, compared to ranges of 14.6x to 23.6x for the Diversified Media Companies, 15.6x to 21.9x for the Newspaper Companies, 11.1x to 48.8x for the Television Companies and 21.4x to 51.8x for the Radio Companies and using trading prices as of January 19, 1994 were 18.7x for the Company compared to ranges of 14.9x to 27.3x for the Diversified Media Companies, 17.4x to 28.2x for the Newspaper Companies, and 15.7x to 19.8x for the Television Companies (information for the Radio Companies for this period was not available); (ii) 1994 estimates of EBITDA, using trading prices as of October 18, 1994 were - 8.7x for the Company, compared to ranges of 6.2x to 8.6x for the Diversified Media Companies, 5.9x to 7.7x for the Newspaper Companies, 8.7x to 16.0x for the Television Companies and 8.4x to 13.2x for the Radio Companies, and using trading prices as of January 19, 1994 were 6.3x for the Company, 6.7x to 9.7x for the Diversified Media Companies, 5.7x to 9.5x for the Newspaper Companies, 6.2x to 10.4x for the Television Companies and 9.0x to 17.3x for the Radio Companies. The ratios were as follows: (i) LTM EBITDA margin as of October 1994 - 30.7% for the Company, compared to 19.2% to 38.0% for the Diversified Media Companies, 13.5% to 26.3% for the Newspaper Companies, 14.0% to 37.9% for the Television Companies and 3.9% to 44.4% for the Radio Companies; and as of January 19, 1994 - 26.7% for the Company, compared to 16.0% to 36.5% for Diversified Media Companies, 11.3% to 25.5% for the Newspaper Companies, 12.9% to 51.0% for the Television Companies and 17.3% to 52.8% for the Radio Companies; and (ii) Rev. CAGR 1991 to 1993 - 7.4% for the Company compared to (2.3%) to 12.4% for the Diversified Media Companies, 2.6% to 8.9% for the Newspaper Companies, 0.9% to 35.5% for the Television Companies and 3.7% to 59.6% for the Radio Companies.

          Comparable Transactions Analyses: Goldman Sachs reviewed and compared the consideration paid in selected mergers and acquisitions transactions in the television, radio and newspaper fields. Such review indicated that aggregate consideration as a multiple of EBITDA for selected transactions: (i) in the television field in 1994 averaged 9.9x and in 1990 to 1993 averaged 8.5x; (ii) in the radio field in 1994 averaged 10.7x and in 1990
- - 1993 averaged 10.2x; and (iii) in the newspaper field from 1990 to 1994 ranged from 8.0x to 12.3x.

          The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used as a comparison in the analyses is identical to the Company or the contemplated transaction. The analyses were prepared solely for the purpose of Goldman Sachs providing its opinion to the Board of Directors as to the fairness of the purchase price to holders of Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which the Company or its securities actually may be sold. As described above, certain of the analyses performed by Goldman Sachs relied on estimates of future financial performance provided by the management of the Company. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Goldman Sachs' opinion and presentation to the Board of Directors was one of the several factors taken into consideration by the Board of Directors in making its determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex D hereto, which stockholders are urged to read in its entirety.


                 THE MERGER AGREEMENT AND RELATED AGREEMENTS

The Merger Agreement

          On October 25, 1994, the Company entered into the Merger Agreement, pursuant to which the Company would be sold to PAI for a total purchase price of $711,427,000, subject to certain adjustments discussed below. The terms and conditions of the Merger Agreement are set forth below (see "TERMS AND CONDITIONS OF THE MERGER AGREEMENT"). PAI has indicated its intention to retain the Company's current management and employees.

           PAI is a private investment concern that was formed for the sole purpose of acquiring the Company. PAI's principals, Donald R. Tomlin and Dr. Gary B. Knapp, together have significant experience in securities, finance, real estate, and operating broadcast properties. Mr. Tomlin has been extensively involved in real estate development projects throughout the United States and asset securitization projects in the institutional private placement marketplace. In addition, Mr. Tomlin has managed a wide variety of businesses, including hotels, radio and television stations, cable television systems, major planned unit developments, rental properties, golf courses and resort condominiums. Dr. Knapp has, since 1982, been a principal of Knapp Securities, Inc., a registered investment advisory and consulting firm. Prior to establishing Knapp Securities, Inc., Dr. Knapp was a tenured associate Professor of Marketing, Promotional Strategy, Sales Management and Marketing Research at the University of Houston. PAI's mailing address is Park Acquisitions, Inc., c/o Eckert Seamans Cherin & Mellott, One International Place, 18th Floor, Boston, MA 02110, Attention: Stephen I. Burr, Esq.; telephone number: (617) 342-6800.

          Pursuant to the terms of the Merger Agreement, the acquisition will be effected through an all cash merger of PAI's sole subsidiary, PAS, into the Company. A portion of the purchase price will be paid from the proceeds of a $573,427,000 loan to be made to PAI jointly by the Employees' Retirement System of Alabama and the Teachers' Retirement System of Alabama (collectively, the "RSA"); as discussed below, the remainder of the purchase price ($138 million) will be derived from cash held by the Company at the closing of the transaction. See "Agreement Regarding Cash Balance and Amendment No. 1 to the Merger Agreement."

          At the Effective Time of the Merger, each issued and outstanding share of the Company's Common Stock will be automatically converted into the right to receive a proportionate share of the Merger Consideration. Based upon 23,327,316 shares outstanding on the Record Date, the Merger Consideration represents a price of approximately $30.49759 per share.

Agreement Regarding Cash Balance and Amendment No. 1 to the Merger Agreement

          Pursuant to the terms of the Agreement Regarding Cash Balance and Amendment No. 1 to the Agreement and Plan of Merger dated as of October 25, 1994, among PAI, PAS, and the Company ("Amendment No. 1"), the Company is obligated to ensure that it will have a minimum of $138 million cash on hand at closing of the transaction (after payment of all fees related to the transaction). If such amount is not on hand at closing, the purchase price for the Company will be reduced by the amount of any shortfall. As of March 1, 1995, the Company had a sufficient amount of cash on hand to satisfy this requirement. In the event the Company has more than $150 million cash on hand at closing (after payment of all fees related to the transaction), such excess amount will also be paid to the Company's stockholders. It is expected that, as of the date of the Special Meeting, the Company will have approximately $149 million cash on hand (after payment of all fees related to the transaction).

          Pursuant to the terms of Amendment No. 1, PAI and PAS consented to the redemption of the Company's issued and outstanding 6 7/8% Convertible Subordinated Debentures due March 15, 2011 (the "Debentures"). On January 9, 1995, the Company issued a notice of redemption to the holders of all of its issued and outstanding Debentures. As of that date, Debentures in the principal amount of $45,351,000 were outstanding. Pursuant to the terms of the Indenture governing the Debentures, and as stated in the notice, Debenture holders could, in lieu of redemption, elect to convert their Debentures into Common Stock at the rate of 52.1739 shares per $1,000 face value of the Debentures. As of the close of business on February 15, 1995, all of the Debentures had been converted into Company Common Stock, resulting in an additional 2,366,056 shares being issued and outstanding.

Financing Agreements

          Pursuant to a letter dated October 25, 1994, from Dr. David Bronner, Chief Executive Officer of the RSA, to PAI and PAS (the "Loan Commitment"), the RSA committed to make a loan to PAI and PAS in the amount of $573,427,000, to be used for the purchase of the Company. As discussed below, on October 25, 1994, such amount was deposited in escrow with Wachovia Bank of North Carolina, N.A., pending consummation of the Merger or termination of the Merger Agreement. Pursuant to the terms of an Assignment and Assumption Agreement dated October 25, 1994, among the Company, PAI, PAS and the RSA, the Company has agreed that, in the event of a default by PAI or PAS under the Merger Agreement, the Merger Agreement will not terminate but instead all rights and obligations of PAI and PAS under the Merger Agreement will be automatically transferred to the RSA. The RSA may then assign such rights and obligations to a third party, although no such assignment will relieve RSA of the obligation to ensure that the obligations of PAI and PAS under the Merger Agreement are performed and satisfied in full. The Assignment and Assumption Agreement will remain in effect so long as the Merger Agreement is in effect.

The Escrow Agreement

     Pursuant to the terms of the Escrow Agreement dated as of October 25, 1994, among the RSA, PAI, PAS and the Company, the RSA has deposited $573,427,000 (plus $500,000 for the payment of certain expenses) into an escrow account at Wachovia Bank of North Carolina, N.A. Such amounts will, at the Effective Time of the Merger, be released to the Exchange Agent (as defined in the Merger Agreement) to be paid to the Company's stockholders upon surrender of their share certificates.

          The escrowed funds may be invested only in certain income producing instruments. All interest and earnings on such investments will accrue in a "Damages Claims Fund." If the Merger Agreement is terminated under Section
8.01 of the Merger Agreement due to a breach of the obligations of the RSA if it assumes the obligations of PAI and PAS (as contemplated by the Assignment and Assumption Agreement, discussed above), the amounts accrued in the Damages Claims Fund will be paid to the Company. If the Merger Agreement is terminated other than in the manner described above, all amounts in the Damages Claims Fund will be returned to the RSA. The escrowed funds will not be removed from escrow prior to July 1, 1995, unless the Merger is consummated prior to that date.

The Stockholder's Agreement

     Pursuant to the terms of the Stockholder's Agreement among the Estate, PAI and PAS, dated as of October 25, 1994, the Estate has agreed to vote the Estate-held shares of the Company in favor of the Merger Agreement and has given PAI a proxy to vote the Estate-held shares in favor of the Merger Agreement. The proxy will remain in effect so long as the Merger Agreement remains in effect, but will automatically be revoked upon termination of the Merger Agreement. Prior to the time the Estate-held shares are voted in favor of the Merger Agreement or the Merger Agreement is terminated, the Estate has agreed not to sell, pledge, hypothecate or otherwise transfer the Estate-held shares. In addition, the Estate is prohibited from soliciting offers for such shares or negotiating the sale or other transfer of such shares during that time.

                 TERMS AND CONDITIONS OF THE MERGER AGREEMENT

          The following is a brief summary of the Merger Agreement. The descriptions of the terms and conditions of the Merger Agreement set forth below or included elsewhere in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement (attached hereto as Annex A) and to Amendment No. 1 (attached hereto as Annex B), each of which is incorporated herein by reference. Stockholders are advised to read the Merger Agreement and Amendment No. 1 in their entirety prior to voting.

Effective Time of the Merger

          The Effective Time of the Merger will be such time as the certificate of merger is filed with the Delaware Secretary of State or such other time as the Company and PAI mutually agree in the certificate of merger. It is currently contemplated that the Effective Time will occur promptly following the finality of FCC consent to the transfer of control of the Company and its broadcast licensee subsidiaries. As noted above, in an order released on April 10, 1995, the FCC consented to the transfer of control of the Company and its broadcast licensee subsidiaries from Dorothy D. Park, Personal Representative of the Estate of Roy H. Park to PAI. Absent a decision to reconsider the order, either sua sponte or upon the request of an interested party, or an appeal of the order to the United States Court of Appeals, that order will become final for purposes of the Merger Agreement on May 10, 1995.

Effects of the Merger

          Pursuant to the Merger Agreement, PAS will be merged with and into the Company at the Effective Time. The separate corporate existence of PAS will thereupon cease and the Company will continue as the "Surviving Corporation" and succeed to and assume all the rights and obligations of PAS in accordance with the DGCL and the Merger Agreement. Also at the Effective Time, PAI will become the sole stockholder of the Surviving Corporation, and each of the shares of the Company's issued and outstanding Common Stock, other than shares held by Dissenting Stockholders, discussed below, will automatically be converted into the right to receive a proportionate share of the Merger Consideration. Such proportionate share of the Merger Consideration will be based upon the ratio that the number of the relevant Company stockholder's shares of Company common stock bears to the total number of Company shares issued and outstanding on the closing date of the Merger. Upon consummation of the Merger, former Company stockholders (other than Dissenting Stockholders, as discussed below) will cease to be stockholders of the Company.

Exchange of Certificates and Merger Consideration

          As soon as reasonably practicable after the Effective Time of the Merger, the Company will mail to each holder of record of shares of Company Common Stock a letter specifying the manner in which certificates representing such shares are to be surrendered to Wachovia Bank & Trust, N.A., as the exchange agent appointed by the Company (the "Exchange Agent"). Once the Exchange Agent receives such certificate or certificates for cancellation, the Exchange Agent will deliver to such stockholder a proportionate share of the Merger Consideration, as calculated in the manner described above. See "TERMS AND CONDITIONS OF THE MERGER -- Effects of the Merger," above.

Rights of Dissenting Stockholders

          The Merger Agreement provides that any issued and outstanding shares of Company Common Stock held by any Dissenting Stockholder shall not be converted into a proportionate share of the Merger Consideration as contemplated by the Merger Agreement, but instead the Dissenting Stockholder shall be entitled only to obtain payment of the fair value of the shares of Company Common Stock by complying with the terms of Section 262 of the DGCL. The procedures for exercising rights of appraisal are set forth above under "Dissenting Stockholders." In addition, Section 262 of the DGCL is attached hereto as Annex C.

Representations and Warranties

          The Merger Agreement contains certain representations and warranties made by each of the Company, PAI and PAS that are customary for a transaction of this type. These include, among other things, representations and warranties as to (i) organization, standing and corporate power; (ii) capital structure; (iii) authorization of the Merger Agreement and no violation of certain instruments or of any law resulting from execution and performance of the Merger Agreement; (iv) accuracy of information supplied; (v) litigation matters; (vi) voting requirements; and (vii) matters relating to brokers, fees, and other expenses. In addition, the Company has made certain representations and warranties concerning the following matters: (i) subsidiaries; (ii) SEC documents, financial statements, and undisclosed liabilities; (iii) absence of certain changes or events; (iv) absence of changes in benefit plans; (v) ERISA compliance; (vi) taxes; (vii) state takeover statutes; (viii) compliance with laws; (ix) contracts and debt instruments; (x) title to properties; and (xi) intellectual property. PAI and PAS have also made certain representations and warranties concerning (i) financing; and (ii) FCC applications.

Non-Survival of Representations and Warranties

          None of the representations and warranties included in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Effective Time of the Merger. However, all covenants and agreements of the parties which contemplate performance after the Effective Time of the Merger, including disbursement of the Merger Consideration, will survive the Effective Time of the Merger.

Conduct of Business of the Company Prior to the Merger

          The Company has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement. In this regard, it has agreed to refrain from taking certain actions during the period from the date of the Merger Agreement to the Effective Time of the Merger, unless consented to by PAI; these matters include but are not limited to: (i) declaring, setting aside or paying any dividends on, or making any other distributions in respect of, any of its capital stock, (ii) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any securities; (iii) purchasing, redeeming or otherwise acquiring any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (iv) issuing, delivering, selling, pledging or otherwise encumbering any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; (v) amending its certificate of incorporation, by-laws or other comparable charter or organizational documents; (vi) acquiring or agreeing to acquire all or part of any business or any corporation or other entity or the assets thereof, except for purchases of assets in the ordinary course of business; (vii) mortgaging or otherwise encumbering or, except in the ordinary course of business consistent with past practice, selling, leasing or otherwise disposing of any of its material properties or assets; (viii) incurring any indebtedness except short-term borrowings incurred in the ordinary course of business consistent with past practice; (ix) making any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company;
(x) making or agreeing to make any new capital expenditures which in the aggregate are in excess of $2,000,000; or (xi) paying, discharging or satisfying any claims, liabilities (including federal income tax liabilities) or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of the Company. Each of PAI, PAS and the Company has also agreed not to take any action, or permit any action to be taken, that would result in any of the representations and warranties of such party set forth in the Merger Agreement becoming untrue (or, with respect to certain representations and warranties, becoming untrue in any material respect) or any of the conditions to the Merger set forth in Article VI of the Merger Agreement not being satisfied.

          PAI and PAS have waived certain of these conditions. In particular, as discussed above, pursuant to the terms of Amendment No. 1, PAI and PAS consented to the issuance of a notice of redemption to each holder of the Company's issued and outstanding Debentures. As of the close of business on February 15, 1995, all of the Company's issued and outstanding Debentures were, in lieu of redemption, converted into shares of Company Common Stock. In addition, PAI and PAS have agreed to raise the limit on new capital expenditures by the Company from $2,000,000 to $4,000,000.

Cooperation Prior to Closing

          Each of the parties to the Merger Agreement has agreed to use all reasonable efforts to take (or cause to be taken) all actions and to do (or cause to be done), and to assist and cooperate with the other parties to the Merger Agreement in doing, all things necessary to expeditiously consummate the Merger and all transactions contemplated by the Merger Agreement, including obtaining necessary consents and approvals from regulatory bodies or other third parties, defending lawsuits or other proceedings challenging the Merger or related transactions, and executing any additional instruments necessary to consummate the Merger Agreement and related transactions.

          Notwithstanding the foregoing duty to cooperate in order to consummate the Merger and related transactions, the Merger Agreement provides that the Company's Board of Directors may accept a "superior acquisition proposal" with respect to the Company in order to comply with its fiduciary duties to the Company's stockholders. In such an event, the Company would be required to pay a "termination fee" to PAI. As of April 1, 1995, the termination fee would be $7 million; as of May 1, 1995, the termination fee would be $7.5 million. In no event will the termination fee exceed $7.5 million. For these purposes, a "superior acquisition proposal" means a bona fide takeover proposal made by a third party which a majority of the disinterested members of the Company's Board of Directors determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of the disinterested members of the Company's Board of Directors, is reasonably capable of being financed by such third party.

Conditions to the Merger

          The obligations of PAI, PAS and the Company to effect the Merger are subject to, among others, the following conditions: (i) approval of the Merger Agreement and the Plan of Merger by the requisite vote of the stockholders of the Company; (ii) receipt of regulatory approvals; (iii) the absence of any order or other legal prohibition restraining or preventing consummation of the Merger; (iv) the other party having performed and complied in all material respects with the agreements required to be performed by it prior to the Effective Time; (v) the representations and warranties of the other party having been true and correct in all material respects as of October 25, 1994, and as of the Effective Time; and (vi) the receipt of certain legal opinions regarding corporate existence, authorization of the Merger, and similar matters. The obligations of PAI and PAS to effect the Merger are also contingent upon all of the Company's stock options (as defined in the Merger Agreement) having been exercised or terminated. In this regard, effective December 31, 1994, the Company's employee stock purchase plan was terminated. In addition, as of the close of business on February 15, 1995, all of the Company's issued and outstanding Convertible Subordinated Debentures had been converted into Company Common Stock.

          As discussed above, the Estate has agreed to vote the Estate-held shares in favor of the Merger Agreement and has given PAI a proxy to vote the Estate-held shares in favor of the Merger Agreement. See "THE MERGER AGREEMENT AND RELATED TRANSACTIONS -- The Stockholder's Agreement," above. In addition, the FCC has consented to the transfer of control of the Company and its broadcast subsidiary licensees to PAI. Absent a decision to reconsider its order, either sua sponte or upon request of an interested party, or an appeal of the order to the United States Court of Appeals, that order will become final for purposes of the Merger Agreement on May 10, 1995. See "REGULATORY APPROVALS," below. The Company is not aware of any litigation, proceeding or other matter which is likely to prohibit consummation of the Merger.

Amendments

          The Merger Agreement may be amended in writing at any time, before or after any required approval by the Company's stockholders of the transactions contemplated by the Merger Agreement, by the mutual agreement of the Company, PAI and PAS; provided, however, that after approval of the Merger Agreement by the Company's stockholders, no amendment that by law requires further approval of such stockholders may be made without the further approval of such stockholders.

Termination of the Merger Agreement

          The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval and adoption by PAI, PAS and the Company's stockholders: (i) by mutual consent of PAI and the Company; (ii) by either PAI or the Company if the Company fails to receive the requisite vote of its stockholders, if the Merger has not been consummated on or before July 1, 1995, (subject to certain exceptions or extensions as described in the Merger Agreement), or if the Merger has been enjoined or otherwise prohibited by a governmental entity; (iii) by the Company if a majority of the disinterested members of its Board of Directors approves a "superior acquisition proposal" (as defined in Section 7.01(a)(ii) of the Merger Agreement); or (iv) by PAI if the Company has approved, recommended, or entered into an agreement (or resolved to do any of the foregoing) concerning a "superior acquisition proposal." In the event the Board terminates the Merger Agreement in favor of a "superior acquisition proposal," the Company would be required to pay a termination fee to PAI. As of April 1, 1995, the termination fee would be $7 million; as of May 1, 1995, the termination fee would be $7.5 million. In no event will the termination fee exceed $7.5 million.

Costs and Expenses

          All fees and expenses incurred in connection with the Merger, the Merger Agreement, and the transactions contemplated thereby, will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the fees related to receiving FCC consent to the transfer of control of the Company and its broadcast licenses to PAI will be split equally between the Company and PAI. Expenses associated with this proxy solicitation will be borne by the Company.

                       FEDERAL INCOME TAX CONSEQUENCES

          The receipt of cash by a Company stockholder in exchange for Company shares pursuant to the Merger (or the receipt of cash pursuant to the exercise of dissenters' rights) will constitute a taxable transaction for federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. The federal income tax consequences to holders of Company shares who are citizens or residents of the United States generally will be as follows:

1. Each holder of Company shares will recognize a gain or loss equal to the difference, if any, between (i) the amount of cash received and (ii) the holder's cost or other adjusted tax basis in the Company shares exchanged.

2. Such gain or loss will be a capital gain or loss (assuming the Company shares are capital assets in the hands of the stockholder). Any such capital gain or loss will be long-term if the stockholder's holding period for the Company shares is more than one year as of the Effective Time of the Merger; otherwise, such capital gain or loss will be short-term.

3. Each Company stockholder will, in general, be required to provide to the Exchange Agent his or her Social Security number or other taxpayer identification number ("TIN"), or in some instances certain other information, in order to avoid the "backup withholding" requirements which might otherwise apply under the Internal Revenue Code of 1986, as amended. A shareholder who does not furnish the correct TIN may be subject to a penalty imposed by the Internal Revenue Service.

          THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. IN VIEW OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH COMPANY STOCKHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THE STOCKHOLDER, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE AND OTHER TAX LAWS.


                     FINANCIAL INFORMATION ON THE COMPANY

          Financial information on the Company for the fiscal year ended December 31, 1994, is included in the Company's Annual Report on Form 10-K for such fiscal year, which information is incorporated herein by reference. A copy of that Annual Report has been separately provided to the Company's stockholders. In addition, all other reports filed by the Company since December 31, 1994, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference. Set forth below is certain Selected Financial Data for the Company:

                           Selected Financial Data
                                (Consolidated)

                                     Year Ended December 31
                             1994      1993     1992      1991      1990
                          -----------------------------------------------
Gross Revenue             $184,864   172,072  159,870  $149,180  $159,634
Net income                  27,305    18,780   17,223    11,855    18,850
Net earnings per
 share -- primary         $   1.32   $   .91  $   .83  $    .57  $    .91
Total assets               366,786   342,621  324,837   305,891   298,956
Long-term debt, excluding
 current maturities         49,248    54,368   54,028    54,660    56,153
Weighted average shares
 outstanding                20,744    20,702   20,700    20,700    20,700



                             REGULATORY APPROVALS

   On November 7, 1994, an application was filed with the FCC seeking its consent to the transfer of control of the Company (and its broadcast licensee subsidiaries) from Dorothy D. Park, Personal Representative of the Estate of Roy H. Park to PAI. Only three objections to the transfer were submitted to the FCC by December 22, 1994, the final date for receipt of such objections. The Company or PAI, as appropriate, filed responses to pleadings filed by David Lampel and by WVGO License Limited Partnership and its general partner, Benchmark Radio Acquisition Fund III Limited Partnership (collectively, "Benchmark"). It was determined that a response to the third objection, filed by the Memphis Development Company ("MDC"), was unnecessary. Benchmark subsequently requested leave to withdraw its petition to deny on January 27, 1995. In an order released on April 10, 1995, the FCC consented to the transfer of control of the Company and its broadcast licensee subsidiaries to PAI. A copy of the order is attached as Annex E. Absent a decision to reconsider the order, either sua sponte or upon the request of an interested party, or an appeal of the order to the United States Court of Appeals, that order will become final for purposes of the Merger Agreement on May 10, 1995.

        In its order, the FCC characterized the petitions filed by Mr. Lampel and MDC as "informal objections." In particular, the FCC noted that Mr. Lampel's pleadings were both procedurally and substantively defective, and that Mr. Lampel did not qualify as a "party in interest" as required by the FCC rules. Notwithstanding Benchmark's request for leave to withdraw its petition, and the informal nature of the pleadings filed by MDC and Mr. Lampel, the FCC considered the petitions of each of the foregoing on their merits and found each to be without merit. Accordingly, the petition filed by Benchmark was dismissed, and the informal objections filed by MDC and Mr. Lampel were denied.

                         HIGH AND LOW PRICE OF STOCK

        On October 25, 1994, the day prior to announcement of the Merger Agreement with PAI, the high and low price quoted for the Company's Common Stock on the National Association of Securities Dealers' National Market System was $27-5/8 and $27-1/4, respectively. For more information regarding the price of the Company's Common Stock, see page 18 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                            PRINCIPAL ACCOUNTANTS

        The Company's principal accountants, Ernst & Young LLP, will be represented at the Special Meeting. Although they are not scheduled to make a formal presentation, they will be available to answer questions.

                              VOTING PROCEDURES

        Approval of the Agreement and Plan of Merger will require the affirmative vote of 66% of the issued and outstanding shares of the Company. The Estate currently owns approximately 80.1% of the Company's issued and outstanding Common Stock. Pursuant to the terms of the "Stockholder's Agreement" dated October 25, 1994, between the Estate, PAI and PAS, the Estate has given PAI a proxy to vote the Estate-held shares in favor of the Merger Agreement. The Stockholder's Agreement and proxy terminate upon termination of the Merger Agreement.

        Withheld votes will be treated as votes against the Merger Agreement. Broker non-votes (i.e., proxies returned by brokers holding shares with respect to which they have received no voting instructions by the beneficial owners) will be counted for purposes of determining the presence or absence of a quorum, but will not affect the outcome of the Special Meeting. If any additional matters are submitted to stockholders at the Special Meeting, both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present; abstentions will be counted in tabulations of the total number of votes cast on the proposal relating to the Merger Agreement (and hence have the effect of a negative vote), whereas broker non-votes will not be counted for such purposes and will not affect the outcome.

                                OTHER MATTERS

   The Management does not know of any matters, other than those mentioned above, that may be presented for action at the Special Meeting. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matters and upon such proposals in accordance with their best judgment.

    The annual report on Form 10-K covering the fiscal year ended December 31, 1994, has been provided with this proxy statement and is incorporated herein by reference. In addition, all other reports filed by the Company since December 31, 1994, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference, and all documents filed by the Company subsequent to the date hereof prior to the Special Meeting shall be deemed to be incorporated herein by reference. By order of the Board of Directors.


  				 /s/ Dorothy D. Park

                                 Dorothy D. Park, Secretary
                                 Park Communications, Inc.

                                      ANNEX A













                          AGREEMENT AND PLAN OF MERGER




                         Dated as of October 25, 1994,


                                     Among



                            PARK ACQUISITIONS, INC.,



                       PARK ACQUISITIONS SUBSIDIARY, INC.



                                      And



                           PARK COMMUNICATIONS, INC.

                           TABLE OF CONTENTS



ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.01.  The Merger.. . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.02.  Closing. . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.03.  Effective Time.. . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.04.  Effects of the Merger. . . . . . . . . . . . . . . . .   2
     SECTION 1.05.  Certificate of Incorporation and By-laws . . . . . . .   2
     SECTION 1.06.  Directors. . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.07.  Officers.. . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.01.  Effect on Capital Stock. . . . . . . . . . . . . . . .   2
     SECTION 2.02.  Exchange of Certificates and Merger Consideration. . .   3

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 3.01.  Representations and Warranties of the Company. . . . .   5
     SECTION 3.02.  Representations and Warranties of Parent and Sub . . .   13

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 4.01.  Conduct of Business. . . . . . . . . . . . . . . . . .   15

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     SECTION 5.01.  Shareholder Approval; Preparation of Proxy Statement .   17
     SECTION 5.02.  Access to Information; Confidentiality . . . . . . . .   17
     SECTION 5.03.  Reasonable Efforts; Notification . . . . . . . . . . .   18
     SECTION 5.04.  Stock Options. . . . . . . . . . . . . . . . . . . . .   19
     SECTION 5.05.  Benefit Plans; Noncompetition Agreements . . . . . . .   19
     SECTION 5.06.  Indemnification. . . . . . . . . . . . . . . . . . . .   20
     SECTION 5.07.  Fees and Expenses. . . . . . . . . . . . . . . . . . .   20
     SECTION 5.08.  Public Announcements.. . . . . . . . . . . . . . . . .   21
     SECTION 5.09.  New York Real Estate Gains Tax.  . . . . . . . . . . .   21
     SECTION 5.10.  FCC Waiver . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     SECTION 6.01.  Conditions to Each Party's Obligation
                    to Effect the Merger . . . . . . . . . . . . . . . . .   21
     SECTION 6.02.  Conditions to Obligations of Parent and Sub. . . . . .   22
     SECTION 6.03.  Conditions to Obligation of the Company. . . . . . . .   22

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     SECTION 7.01.  Board Actions. . . . . . . . . . . . . . . . . . . . .   23

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     SECTION 8.01.  Termination. . . . . . . . . . . . . . . . . . . . . .   24
     SECTION 8.02.  Effect of Termination. . . . . . . . . . . . . . . . .   24
     SECTION 8.03.  Amendment. . . . . . . . . . . . . . . . . . . . . . .   25
     SECTION 8.04.  Extension; Waiver. . . . . . . . . . . . . . . . . . .   25
     SECTION 8.05.  Procedure for Termination, Amendment,
                    Extension or Waiver. . . . . . . . . . . . . . . . . .   25
ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     SECTION 9.01.  Nonsurvival of Representations and Warranties. . . . .   25
     SECTION 9.02.  Notices. . . . . . . . . . . . . . . . . . . . . . . .   25
     SECTION 9.03.  Definitions. . . . . . . . . . . . . . . . . . . . . .   26
     SECTION 9.04.  Interpretation.. . . . . . . . . . . . . . . . . . . .   27
     SECTION 9.05.  Counterparts.. . . . . . . . . . . . . . . . . . . . .   27
     SECTION 9.06.  Entire Agreement; No Third-Party Beneficiaries . . . .   27
     SECTION 9.07.  Governing Law. . . . . . . . . . . . . . . . . . . . .   27
     SECTION 9.08.  Assignment.. . . . . . . . . . . . . . . . . . . . . .   27
     SECTION 9.09.  Enforcement. . . . . . . . . . . . . . . . . . . . . .   28


EXHIBIT A        Form of Surviving Corporation's Certificate of Incorporation

EXHIBIT B        Form of Opinion of Counsel to the Company

EXHIBIT C        Form of Opinion of Counsel to Parent and Sub

               AGREEMENT AND PLAN OF MERGER among PARK ACQUISITIONS, INC., a Delaware corporation ("Parent"), PARK ACQUISITIONS SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and PARK COMMUNICATIONS, INC., a Delaware corporation ("the Company").


     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company (collectively, the "Constituent Corporations") have approved the merger of Sub into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of common stock of the Company, par value $.16-2/3 per share (the "Park Common Stock"), that is issued and outstanding and not owned directly or indirectly by Parent or the Company, except shares of Park Common Stock held by persons (as defined in Section 9.03) who object to the Merger and comply with all the provisions of Delaware law concerning the right of holders of Park Common Stock to dissent from the Merger and require appraisal of their shares of Park Common Stock ("Dissenting Shareholders"), will be converted into the right to receive the consideration provided in this Agreement; and

     WHEREAS, the Constituent Corporations desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, prior to or contemporaneous with entering into this Agreement, the Constituent Corporations have entered into that certain Escrow Agreement and that certain Assignment and Assumption Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                   The Merger

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.01 (the "Closing Date"), at the offices of Sutherland, Asbill & Brennan, 1270 Avenue of the Americas, New York, N.Y. 10020, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the DGCL, including Section 259 thereof.

     SECTION 1.05.  Certificate of Incorporation and By-laws.

          (a) The Certificate of Incorporation of the Surviving Corporation shall be amended, to the extent necessary, to read as provided in Exhibit A hereto, until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                   Effect of the Merger on the Capital Stock
                        of the Constituent Corporations;
               Exchange of Certificates and Merger Consideration

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Park Common Stock or any shares of capital stock of
Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall automatically be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Park Common Stock that is owned by the Company or by any Subsidiary (as defined in Section 9.03) of the Company and each share of Park Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Park Common Stock. Subject to Section 2.01(d), each issued and outstanding share of Park Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive from Parent $30.50 per share of Park Common Stock (the "Merger Consideration," derived by dividing the total dollar consideration to be paid by Parent of $711,427,000.00 by 23,325,475, the sum of the number of shares of

Park Common Stock issued and outstanding as of September 30, 1994, and the number of shares of Park Common Stock into which the Company's Convertible Debentures (as defined in Section 9.03) will be converted at the time of the Closing). The per share Merger Consideration will be adjusted to take into account the issuance of additional Park Common Stock pursuant to the Stock Plan (as defined in Section 5.04). As of the Effective Time of the Merger, all such shares of Park Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Park Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest.

          (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, no issued and outstanding share of Park Common Stock held by a Dissenting Shareholder shall be converted as described in
Section 2.01(c), but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Delaware; provided, however, that each share of Park Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Shareholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted as of the Effective Time of the Merger into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of shares of Park Common Stock received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 2.02.  Exchange of Certificates and Merger Consideration.

          (a) Exchange Agent. Prior to the Effective Time of the Merger, Parent shall appoint Wachovia Bank and Trust Company, N.A., of Raleigh, North Carolina, as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing Park Common Stock.

          (b) Parent To Provide Merger Consideration. Parent shall take all steps necessary to provide to the Exchange Agent at or before the Effective Time of the Merger all the Merger Consideration payable in exchange for all of the outstanding shares of Park Common Stock pursuant to Section 2.01, and thereafter from time to time, upon receiving notice that a Dissenting Shareholder has withdrawn his demand for appraisal or lost his right of appraisal, in either case pursuant to the DGCL, shall promptly take all steps to provide to the Exchange Agent all the funds payable in exchange for the shares of Park Common Stock of such Dissenting Shareholder pursuant to Section 2.01(d), taking into account any advance payments theretofore made to such Dissenting Shareholder.

          (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Park Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and such letter of transmittal shall be in a form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the delivery and surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Park Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01 and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Park Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Park Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate.

          (d) No Further Ownership Rights in Park Common Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Park Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or were to be made by the Company on such shares of Park Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger and have not been paid prior to surrender, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Park Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (e) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d))), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


                                  ARTICLE III

                         Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power would not, individually or in the aggregate, have a material adverse effect (as defined in Section 9.03) on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company will prior to the Closing deliver to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws of its Subsidiaries, in each case as amended to the date of this Agreement.

          (b) Subsidiaries. The disclosure schedule previously delivered by the Company to Parent (the "Disclosure Schedule") lists each Subsidiary of the Company. Except as set forth in the Disclosure Schedule, all the outstanding shares of capital stock of each have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its Subsidiaries and except for the ownership interests set forth in the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 32,000,000 shares of Park Common Stock. At the close of business on September 30, 1994, (i) 20,720,745 shares of Park Common Stock were issued and outstanding, (ii) no shares of Park Common Stock were held by the Company in its treasury, (iii) 2,604,730 shares of Park Common Stock were reserved for issuance pursuant to the terms of the Company's Convertible Debentures, and
(iv) 83,125 shares of Park Common Stock were reserved for issuance pursuant to the Stock Plan. Except as set forth above, at the close of business on September 30, 1994, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Convertible Debentures, as of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except for the Stock Plan and the Convertible Debentures, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the Required Company Shareholder Vote (as defined in Section 3.01 (l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the Required Company Shareholder Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon, any of the properties or assets of the Company or any of its Subsidiaries under (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company and its Subsidiaries taken as a whole, (y) impair the ability of the Company to perform its obligations under this Agreement, or (z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for
(i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the SEC of (x) a proxy statement relating to the approval by the Company's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (y) the filing of a report on a Form 8-K or other periodic report reporting the events contemplated hereby, and (z) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the FCC Applications (as defined in Section 9.03) and such filings as may be required by state and local governmental authorities, (v) such notices, filings and consents as may be required under the Illinois Responsible Property Transfer Act of 1988, the Indiana Responsible Property Transfer Law, or other similar state laws, (vi) such filings as may be required in connection with the taxes described in Section 5.09, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in the Disclosure Schedule.

          (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since March 31, 1994 (the "Company Filed SEC Documents"). As of their respective dates, the Company Filed SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Filed SEC Documents, and none of the Company Filed SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company Filed SEC Document has been revised or superseded by a later Company Filed SEC Document, none of the Company Filed SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company Filed SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Filed SEC Documents or in the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC or at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Company Filed SEC Documents filed and publicly available prior to the date of this Agreement, or as otherwise set forth in the Disclosure Schedule, since the date of the most recent financial statements included in the Company Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change (as defined in Section 9.03) in the Company and its Subsidiaries taken as a whole, other than changes after the date hereof relating to the economy in general or to the Company's industry in general and not specifically relating to the Company or any of its Subsidiaries, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of the date of this Agreement, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of the date of this Agreement, or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on the Company and its Subsidiaries taken as a whole, or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation. Except as disclosed in the Company Filed SEC Documents or in the Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company and its Subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (i) Absence of Changes in Benefit Plans. Except to the extent necessary to qualify or remain qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), since the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, or other plan, arrangement, or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans"). Except as disclosed in the Company Filed SEC Documents or in the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or under standings between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries which require aggregate annual payments or total payments over the life of such agreement, arrangement or understanding to such employee, officer or director in excess of $1,000,000, $100,000, or $25,000 respectively.

          (j)   ERISA Compliance.

               (i) The Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), and all other Benefit Plans maintained, or contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its Subsidiaries. The Company has delivered to Parent true, complete and correct copies of (x) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (y) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), and (z) each trust agreement and group annuity contract relating to any Benefit Plan.

               (ii) Except as disclosed in the Disclosure Schedule, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (iii) No Pension Plan that the Company or any of its Subsidiaries maintains, or to which the Company or any of its Subsidiaries is obligated to contribute is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) and no Pension Plan that the Company or any of its Subsidiaries maintains, or to which the Company or any of its Subsidiaries is obligated to contribute, has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has to the best of the Company's knowledge engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any liability under Section 502(i) or (l) of ERISA. Except as set forth in the Disclosure Schedule, neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

               (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Disclosure Schedule, (x) no such Benefit Plan is unfunded or funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, is in material compliance with the applicable requirements of Section 4980B(f) of the Code, and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Effective Time of the Merger.

               (v) The Disclosure Schedule discloses any funding liability under each Benefit Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Benefit Plan are reasonable and are sufficient to provide for all incurred but unreported claims in any retroactive premium adjustments.

               (vi) Except as disclosed in the Disclosure Schedule, (x) the Company and each of its Subsidiaries has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law, or required to be paid as expenses under such Benefit Plan, and
(y) no excise or penalty taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan.

               (vii) Other than claims for benefits arising in the ordinary course of the administration and operation of the Benefit Plans, no claims, investigations, or arbitrations are pending or threatened against any Benefit Plan or against the Company, any Subsidiary, any trust or arrangement created under or as part of any Benefit Plan, any trustee, fiduciary, custodian, administrator, or other person or entity holding or controlling assets of any Benefit Plan, and no basis to anticipate any such claim or claims exists.

               (viii) Except as set forth in the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (x) accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due under any Benefit Plan, (y) constitute or result in a prohibited transaction with respect to any Benefit Plan under Section 4975 of the Code or ERISA Sections 406 or 407 for which an exemption is not available, or (z) constitute a "deemed severance" or "deemed termination" under any Benefit Plan or with respect to any Benefit Plan under any applicable law.

          (k) Taxes. Except as set forth in the Disclosure Schedule, each of the Company and each of its Subsidiaries has filed all tax returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all material taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all calendar years through 1992. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (l) Voting Requirements. The affirmative votes of the holders of sixty-six percent (66%) of the outstanding shares of Park Common Stock (the "Required Company Shareholder Vote") are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (m) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

          (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (o)   Compliance with Laws.

               (i) Except as set forth in the Disclosure Schedule, each of the Company and each of its Subsidiaries has in effect all Federal, state, and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease, or operate its properties and assets and to carry on its business substantially as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company Filed SEC Documents, or as otherwise set forth in the Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees, or orders of any Governmental Entity, except for possible noncompliance which, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (ii) Other than as set forth in the Disclosure Statement, the Company does not know of any facts which would disqualify it under the Communications Act from selling any Broadcast Subsidiaries. Except as set forth in the Disclosure Schedule, there are no FCC citations against the Broadcast Subsidiaries and there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened before the FCC or otherwise for the cancellation, involuntary modification, or non-renewal of the FCC Licenses, all of which are unimpaired, except for any such action, suit or proceeding affecting the communications industry generally.

               (iii) Except as set forth in the Disclosure Schedule, (x) neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity alleging that the Company or any Subsidiary was not in compliance in any material respect with, or had liability under, any Environmental Laws (other than communications relating to matters since resolved with the sender or which otherwise do not involve alleged current non-compliance or liability), (y) each of the Company and each of its Subsidiaries holds, and has complied with and is in compliance with, all Permits required for the Company and each of its Subsidiaries to conduct their respective businesses under Environmental Laws, and is in compliance with all Environmental Laws, and (z) the Company has no knowledge of any environmental materials or information other than as set forth in the Disclosure Schedule which disclose an environmental liability which would have a material adverse effect on the Company. As used in this Agreement, the term "Environmental Laws" means, as of the Closing Date, any applicable treaties, laws, regulations, enforceable requirements, orders, decrees or judgments issued, promulgated, or entered into by any Governmental Entity, which relate to (x) pollution or protection of the environment, or (y) Hazardous Materials (as hereinafter defined) generation, storage, use, handling, disposal or transportation, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sec. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sec. 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 541 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Sec. 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

          (p)   Contracts; Debt Instruments.

               (i) Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in the Disclosure Schedule and except for violations or defaults that would not, individually or in the aggregate, result in a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (ii) Set forth in the Disclosure Schedule is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred, and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Section 3.01(p)(ii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services, and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person,
(G) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

          (q)   Title to Properties.

               (i) Except as set forth in the Disclosure Schedule, each of the Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its properties and assets, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants, and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens other than those set forth in the Disclosure Schedule and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its Subsidiaries to conduct business as currently conducted.

               (ii) Except as set forth in the Disclosure Schedule, each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          (r) Intellectual Property. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole. The Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole. Except as set forth in the Disclosure Schedule, no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in the Disclosure Schedule, no person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent has provided the Company with complete and correct copies of its and Sub's Certificate of Incorporation and By-laws, in each case as amended to the date of this Agreement.

          (b)   Capital Structure.  As of the date of this Agreement, the
authorized capital stock of Sub consists of    300 shares of common stock, par
value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

          (c) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under
(i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other Subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to Parent or Sub or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Parent, Sub, or any other Subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent and its Subsidiaries taken as a whole, (y) impair the ability of Parent and Sub to perform their respective obligations under this Agreement, or
(z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Govern mental Entity is required by or with respect to Parent, Sub or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings with the FCC as may be required under the Communications Act and such filings as may be required by state and local governmental authorities, (v) such filings as may be required in connection with the taxes described in Section 5.09, (vi) such notices, filings and consents as may be required under the Illinois Responsible Property Transfer Act of 1988, the Indiana Responsible Property Transfer Law, or other similar state laws, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states.

          (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Litigation. Except as disclosed in the Disclosure Schedule or in any document filed by Parent with the SEC since March 31, 1994 and publicly available prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) impair in any material respect the ability of Parent to perform its obligations under this Agreement, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which is reasonably likely to have, any such effect.

          (f) Voting Requirements. No vote of the holders of any class or series of the capital stock of either Parent or Sub is necessary to approve this Agreement or the transactions contemplated by this Agreement.

          (g) Brokers. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          (h) Financing. Parent and Sub have funds available on hand or available pursuant to binding commitments from financing sources sufficient to consummate the Merger on the terms contemplated by this Agreement, and, at the Effective Time of the Merger, Parent and Sub will have available all of the funds necessary, (x) to satisfy their respective obligations under this Agreement, and (y) to pay all the related fees and expenses in connection with the foregoing. Parent has provided to the Company true and correct copies of all commitment letters and other evidence satisfactory to the Company that Parent has such sufficient funds. Parent and Sub will use their best efforts to complete and satisfy all conditions to lending under such financing commitments.

          (i) FCC Applications. Except as set forth in the Disclosure Schedule and in Section 5.10, Parent and Sub know of no facts or circumstances as to their respective qualifications that might delay routine consent to the FCC Applications under delegated authority at the FCC staff level. Except as set forth in Section 5.10, Parent and Sub further represent and warrant that no waiver of the FCC's rules is necessary to obtain the FCC Consent (as defined in Section 9.03).

                                    ARTICLE IV

                   Covenants Relating to Conduct of Business

     SECTION 4.01.  Conduct of Business.

          (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause each of its Subsidiaries to, carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, without the prior written consent of Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

               (i) (x) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Park Common Stock upon (x) the conversion of the Convertible Debentures, and
(y) the exercise of Employee Stock Options (as defined in Section 5.04(a)), in each case outstanding on the date of this Agreement and in accordance with their present terms);

               (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

               (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except purchases of inventory and other assets in the ordinary course of business consistent with past practice and capital expenditures permitted by clause (vii) below;

               (v) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its material properties or assets;

               (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company;

               (vii) except for the purchase of certain property listed on the Disclosure Schedule, make or agree to make any new capital expenditures which in the aggregate are in excess of $2,000,000;

               (viii) settle or compromise any Federal income tax liability that is material to the Company and its Subsidiaries taken as a whole;

               (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party; or

               (x) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of the representations and warranties of such party that are not so qualified becoming untrue in any material respect, or (iii) except as contemplated by Section 7.01(a), any of the conditions to the Merger set forth in Article VI not being satisfied.

          (c) Control of the Stations. Pending Closing, control of the Stations shall remain with the Company. Company, Parent, and Sub acknowledge and agree that neither Parent nor Sub nor any of its employees, agents, or representatives, directly or indirectly, shall, or have any right to, control, direct, or otherwise supervise, or attempt to control, direct, or otherwise supervise the Stations, it being understood that supervision of all programs, equipment, operations and other activities of the Stations shall be the sole responsibility, and at all times prior to the Closing Date remain with the complete control and discretion, of the Company, subject to the terms of
Section 4.01(a) above.

                                   ARTICLE V

                             Additional Agreements

     SECTION 5.01.  Shareholder Approval; Preparation of Proxy Statement.

          (a) The Company shall duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement, except, to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as contemplated by Section 7.01(a).

          (b) As promptly as practicable, the Company shall prepare and file the Proxy Statement with the SEC. The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable.

          (c) Parent agrees to cause all shares of Park Common Stock owned by it, Sub or any other Subsidiary of Parent to be voted in favor of the approval of this Agreement.

     SECTION 5.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time of the Merger, to their respective properties, books, contracts, commitments, personnel, and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, and (ii) all other information concerning its business, properties, and personnel as Parent may reasonably request. Parent will hold, and will cause its Representatives (as defined in the Confidentiality Agreement dated June 13, 1994 (the "Confidentiality Agreement") between the Company and Retirement Systems of Alabama), to hold, any Evaluation Material (as defined in the Confidentiality Agreement) in confidence in accordance with the terms of the Confidentiality Agreement and, in the event of termination of this Agreement for any reason, Parent shall promptly return or destroy, or cause to be returned or destroyed, all Evaluation Material in accordance with the terms of the Confidentiality Agreement.

     SECTION 5.03.  Reasonable Efforts; Notification.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, as contemplated by Section 7.01(a), the Board of Directors of the Company approves or recommends a superior acquisition proposal, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents, and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on substantially the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by Section 7.01(a) or Section 8.01(c).

          (b) Company, Parent and Sub agree to cooperate in the preparation of the FCC Applications which will be filed with the FCC no later than 10 business days following the date hereof. Each of the parties agrees diligently to take all steps, including filing any necessary amendments, that are necessary, proper or desirable to expedite the prosecution of the FCC Applications to a favorable conclusion. Each of the parties shall promptly provide the other parties with copies of any pleading, order or other document served on such party relating to the FCC Applications. Each of the parties shall promptly furnish all information requested by the FCC.

          (c) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.04.  Stock Options.

          (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company or, if appropriate, any committee administering the Company's stock purchase plan (the "Stock Plan"), shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding employee stock options to purchase shares of Park Common Stock ("Employee Stock Options") heretofore granted under the Stock Plan to provide that each Employee Stock Option outstanding immediately prior to the Effective Time of the Merger shall be vested and exercisable.

          (b) The Stock Plan shall terminate as of the Effective Time of the Merger, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time of the Merger. The Company shall take all steps necessary to ensure that following the Effective Time of the Merger, no holder of an Employee Stock Option or any participant in the Stock Plan or any other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     SECTION 5.05.  Benefit Plans; Noncompetition Agreements.

          (a) Except as provided in Section 5.04(b), Parent will cause the Surviving Corporation to maintain for a period of three years after the Effective Time of the Merger the Benefit Plans of the Company and its Subsidiaries in effect on the date of this Agreement, including the plans for the Key Executive Officers (as defined in Section 9.03) and the home purchase agreement for the Key Executive Officers (copies of which are included in the Disclosure Schedule), or to provide benefits to employees of the Company and its Subsidiaries that are no less favorable in the aggregate to such employees than those in effect on the date of this Agreement. Parent agrees that it will enter into discussions with the Key Executive Officers and the President of the Company within 30 days of the date of this Agreement concerning the role of such persons following the Closing and, no less than 30 days before the Closing, Parent shall provide to such persons written confirmation of each such person's employment status with the Surviving Corporation following the Closing. Notwithstanding the foregoing, Parent will cause the Surviving Corporation to assume and maintain the non-qualified retirement agreement, the deferred compensation agreement, and the employment agreement between the Company and the President of the Company (copies of which are included in the Disclosure Schedule) (the "Contracts") until all payments under the Contracts have been made to the President of the Company, his spouse, or other beneficiary in accordance with the terms of the Contracts.

          (b) Parent will cause the Surviving Corporation to assume and maintain the noncompetition agreements (copies of which are included in the Disclosure Schedule) between the Company and/or certain of its Subsidiaries, and certain persons from whom the Company acquired the stock or assets of certain of the Company's Subsidiaries (the "Noncompetition Agreements") until all payments under the Noncompetition Agreements have been made in accordance with the terms of such agreements.

          (c) In the event of any dispute after the Effective Time of the Merger between the Surviving Corporation or Parent, on the one hand, and any person (a "Beneficiary") entitled to participate in any of the Benefit Plans or Noncompetition Agreements referred to in Sections 5.05(a) and 5.05(b) above, on the other hand, with respect to such Beneficiary's rights to any payment under any such Benefit Plans or Noncompetition Agreements, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all disputed amounts to such Beneficiary and, if it is ultimately determined that such Beneficiary was not entitled to all or a portion of such disputed amounts, such Beneficiary shall repay to the Surviving Corporation the amount to which he or she was not entitled, together with interest thereon at the current prime rate as set forth in the Wall Street Journal. The Surviving Corporation and Parent shall, jointly and severally, reimburse any Beneficiary for all reasonable legal fees and expenses which such Beneficiary may incur as a result of the Surviving Corporation or Parent contesting the validity or enforceability of any provision of any of the Benefit Plans or Noncompetition Agreements or this
Section 5.05(c) or any claim by such Beneficiary hereunder or thereunder; provided, however, that the Surviving Corporation or Parent shall be entitled to be reimbursed by such Beneficiary for amounts previously paid under this sentence to such Beneficiary if it is finally judicially determined that such Beneficiary's claims hereunder and thereunder were frivolous. This Section 5.05(c) is intended to be for the benefit of, and may be enforced by, each Beneficiary.

     SECTION 5.06. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than seven years from the Effective Time of the Merger. Parent will cause to be maintained for a period of not less than seven years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement. If the existing D&O Insurance expires or is terminated or cancelled during such seven-year period, Parent will use all reasonable efforts to cause to be obtained at least as much D&O Insurance for the remainder of such period on terms and conditions no less advantageous than the existing D&O Insurance.

     SECTION 5.07.  Fees and Expenses.

          (a) Except in the case of a willful and material breach of this Agreement by the other party, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b) Notwithstanding the provisions of the foregoing subsection (a), the Company and Parent shall each be responsible for paying one-half of the combined FCC Application fees submitted with the FCC Applications.

          (c) In the case of a willful and material breach of this Agreement by any party, all fees and expenses incurred by the prevailing, nonbreaching party or parties in connection with such breach, shall be paid by the party breaching this Agreement.

     SECTION 5.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any press release or make any public statement prior to such consultation, except as may be required by applicable law, court process, or obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form, and will be issued on the date and at the time, agreed to by the parties prior to the execution of this Agreement.

     SECTION 5.09. New York Real Estate Gains Tax. Parent and Sub agree that the Surviving Corporation will pay the New York State Real Property Transfer Tax, the New York State Real Property Transfer Gains Tax and the New York City Real Property Transfer Tax (collectively, the "New York Gains Taxes"), if any, and any penalties or interest with respect to the New York Gains Taxes, payable in connection with the consummation of the Merger without any offset, deduction, counterclaim, or deferment of price to be paid for Park Common Stock in the Merger. The Company agrees to cooperate with Parent and Sub in the filing of any returns with respect to the New York Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or its Subsidiaries that are located in New York State and any information with respect to such property that is reasonably necessary to complete such returns.

     SECTION 5.10 FCC Waiver. Parent and Sub covenant to seek a temporary (12-month) waiver of the FCC's multiple ownership rules (or other similar relief acceptable to the Company in its sole discretion) in order to allow for the disposition of any stations, identified in the Disclosure Schedule, that, under the FCC's multiple ownership rules, could not be held in common control by Parent or Sub upon the Closing. Parent and Sub further covenant to prosecute such waiver request in good faith and to supply any information requested by the FCC in a timely and complete manner.


                                   ARTICLE VI

                              Conditions Precedent

     SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been approved and adopted by the Required Company Shareholder Vote.

          (b) FCC Consent. The FCC shall have granted the FCC Consent, which FCC Consent shall have become a Final Order (as defined in Section 9.03).

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) Authorizations, Consents, Approvals, Etc. Any authorizations, consents, approvals, orders or waivers required to be obtained, and all filings, notices or declarations required to be made with any federal, state or local governmental regulatory agency, including but not limited to the FCC, shall have been obtained or made, except for such authorizations, consents, approvals, orders, waivers, filings, notices, or declarations the failure of which to obtain or make would not have a material adverse effect, on or after the Effective Time of the Merger, on the business, results of operations, or financial condition (as existing immediately prior to the consummation of the Merger) of the Company and its Subsidiaries, and Parent and its Subsidiaries, on a combined basis.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate to such effect signed on behalf of the Company by the chief operating officer and the chief financial officer of the Company.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the chief operating officer and the chief financial officer of the Company.

          (c) Employee Stock Options. Each Employee Stock Option shall have been exercised or terminated.

          (d) Opinion of Counsel. The Parent and Sub shall have received a written opinion, dated as of the Effective Time of the Merger, from counsel for the Company substantially in the form of Exhibit B hereto and from the Company's counsel with respect to FCC matters in the form to be agreed prior to the Closing.

     SECTION 6.03. Conditions to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except as otherwise contemplated by this Agreement, and the Company shall have received a certificate to such effect signed on behalf of each of Parent and Sub by the chief executive officer and the chief financial officer of such entity.

          (b) Performance of Obligations of the Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by the chief executive officer and the chief financial officer of such entity to such effect.

          (c) Opinion of Counsel. The Company shall have received a written opinion, dated as of the Effective Time of the Merger, from counsel for Parent and Sub substantially in the form of Exhibit C hereto.


                                  ARTICLE VII

                                 Board Actions

     SECTION 7.01.  Board Actions.

          (a) Notwithstanding any other provision of this Agreement, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of the Company's outside counsel, the Company may:

               (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) to, any person concerning an acquisition proposal (for purposes of this Agreement, "acquisition proposal" means any proposal for a merger or other business combination involving the Company or any of its Broadcast Subsidiaries (as defined in Section 9.03), or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Broadcast Subsidiaries, other than the transactions contemplated by this Agreement); and

               (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior acquisition proposal or enter into an agreement with respect to such superior acquisition proposal (for purposes of this Agreement, "superior acquisition proposal" means a bona fide acquisition proposal made by a third party which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith judgment (based on the advice of the Company's independent financial advisor) to be more favorable to the Company's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested board members (based on the advice of the Company's independent financial advisor), is reasonably capable of being financed by such third party).

          (b) The Company shall promptly advise Parent in writing of any acquisition proposal or any inquiry with respect to or which could lead to any acquisition proposal and the identity of the person making any such acquisition proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such acquisition proposal or inquiry.


                                  ARTICLE VIII

                       Termination, Amendment and Waiver

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the transactions contemplated by this Agreement by the shareholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

               (i) if, upon a vote at a duly held Company Shareholders Meeting or any adjournment thereof, the required approval, of the shareholders of the Company, of the transactions contemplated by this Agreement shall not have been obtained as contemplated by Section 5.01(a);

               (ii) if the Merger shall not have been consummated on or before July 1, 1995, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, or enjoining the calling or holding of the Company Shareholders Meeting or otherwise prohibiting the consummation of the Merger, provided that such period shall not be tolled for more than a total of twelve months pursuant to this proviso; or

               (iii) if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable;

          (c) by the Company, to the extent that a majority of the disinterested members of the Board of Directors of the Company shall have determined to enter into an agreement with respect to a superior acquisition proposal as contemplated by Section 7.01(a); provided that, concurrently with entering into such agreement, the Company shall pay to Parent a termination fee as follows: from the date hereof until December 31, 1994, the termination fee payable by the Company shall be $5,000,000; the termination fee shall increase by $500,000 on the first day of each month thereafter, but in no event shall the aggregate termination fee exceed $7,500,000. Parent shall not be entitled to receive any additional amounts (for expenses, costs or otherwise) from the Company, its officers, directors or shareholders.

          (d) by Parent, if the Board of Directors of the Company shall have
(i) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended a superior acquisition proposal, (ii) the Company shall have entered into an agreement with respect to a superior acquisition proposal, or (iii) the Board of Directors of the Company shall have resolved to do any of the foregoing; or

          (e) by the Company, at any time that the Company determines that Parent and Sub are not complying with the requirements of Section 5.03(a)(i) (first sentence), 5.03(a)(iii), or 5.03(b) hereof, after ten (10) days prior written notice without cure.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(o), Section 3.02(g), the last sentence of Section

5.02, this Section 8.02, and Article IX and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of the transactions contemplated by this Agreement by the shareholders of the Company; provided, however, that, after any such approval, there shall not be made without the further approval of such shareholders any amendment that by law requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03, or an extension or waiver pursuant to
Section 8.04 shall, in order to be effective, require (a) in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors, and (b) in the case of the Company, action by a majority of the members of the Board of Directors of the Company who were members thereof on the date of this Agreement and remain as such hereafter, or the duly authorized designee of such members.


                                   ARTICLE IX

                               General Provisions

     SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger.
This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Parent or Sub, to

               Donald R. Tomlin, Jr.
               306 Pinehurst Drive
               Dothan, Alabama 36303
               (205) 712-7400 (telephone)
               (205) 712-7447 (facsimile)

               Gary B. Knapp, D.B.A.
               Knapp Securities, Inc.
               333 West Vine Street, #300
               Lexington, Kentucky  40507
               (606) 281-6595 (telephone)
               (606) 254-8639 (facsimile)

          with a copy to:

                Eckert Seamans Cherin & Mellott
                One International Place, 18th Floor
                Boston, Massachusetts  02110

                Attn:  Stephen I. Burr, Esq.
                (617) 342-6833 (telephone)
                (617) 342-6899 (facsimile)

          (b)   if to the Company, to

                Park Communications, Inc.
                Terrace Hill
                P.O. Box 550
                Ithaca, NY  14850

                Attention:  Mr. Wright M. Thomas
                Fax:  (607) 272-0054

          with a copy to:

               Sutherland, Asbill & Brennan
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004-2404

               Attention:  Jerome B. Libin, Esq.
               Fax:  (202) 637-3593

     SECTION 9.03.  Definitions.  For purposes of this Agreement:

          (a) "Broadcast Subsidiaries" means the Subsidiaries authorized by the FCC to hold one or more of the FCC Licenses;

          (b) "Convertible Debentures" means the Company's 6-7/8 Convertible Subordinated Debentures due March 15, 2011;

          (c) "FCC Applications" means the applications seeking the FCC's consent to transfer of control of the Broadcast Subsidiaries from the Company to Parent or Sub;

          (d) "FCC Consent" means an order or orders entered by the FCC (including its staff pursuant to delegated authority) granting the FCC Applications;

          (e) "FCC Licenses" means the authorizations identified by call sign and community of license in the Disclosure Schedule;

          (f) "Final Order" means action taken by the FCC (including its staff pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no timely request for stay, petition for reconsideration or rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending, and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated;

          (g) "Key Executive Officers" means W. Randall Odil, Rick A. Prusator, Robert J. Rossi, and Randel N. Stair, who are the four highest-paid officers of the Company, other than the president and chief operating officer;

          (h) "material adverse change" or "material adverse effect" means, when used in connection with the Company and its Subsidiaries, or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its Subsidiaries taken as a whole;

          (i) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (j) "Stations" means the broadcast stations authorized under Part 73 of the FCC's Rules and identified in the Disclosure Schedule; and

          (k) a "Subsidiary" of any person means another person, that amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 9.04. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.05 and 5.06, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

     SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court located in the State of New York or a New York state court.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       PARK ACQUISITIONS, INC.


                              by:       /s/ Donald R. Tomlin, Jr.
                                     ---------------------------------------
                                       Name:   Donald R. Tomlin, Jr.
                                       Title:  President


                              by:       /s/ Gary B. Knapp
                                     ---------------------------------------
                                       Name:   Gary B. Knapp
                                       Title:  Vice President & Treasurer



                                       PARK ACQUISITIONS SUBSIDIARY, INC.

                               by:      /s/ Donald R. Tomlin, Jr.
                                     --------------------------------------
                                       Name:   Donald R. Tomlin, Jr.
                                       Title:  Vice President & Treasurer


                               by:      /s/ Gary B. Knapp
                                     --------------------------------------
                                       Name:   Gary B. Knapp
                                       Title:  Vice President & Treasurer




                                       PARK COMMUNICATIONS, INC.


                                by:     /s/ Dorothy D. Park
                                     ---------------------------------------
                                       Name:   Dorothy D. Park
                                       Title:  Chairman of the Board

				   EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                       PARK ACQUISITIONS SUBSIDIARY, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST:    The name of the corporation (hereinafter called the
"Corporation") is Park Acquisitions Subsidiary, Inc.

          SECOND:   The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L- 100, City of Dover 19901, County of Kent; and the name of the registered agent of the corpora tion in the State of Delaware at such address is The Prentice Hall Corporation System, Inc.

          THIRD:    The nature of the business and the purposes to be conducted and promoted by the corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of stock which the corporation
shall have authority to issue is 300. The par value of the shares shall be one dollar ($1.00) per share. All such shares are of one class and are shares of Common Stock.

          FIFTH:    The name and the mailing address of the incorporator are as follows:


                NAME                    MAILING ADDRESS

           Cynthia L. Woolheater        c/o Eckert Seamans Cherin & Mellott
                                        600 Grant Street, 42nd Floor
                                        Pittsburgh, PA  15219


          SIXTH:    The corporation is to have perpetual existence.

          SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.


          EIGHTH:   The corporation shall, to the fullest extent permitted by
the provisions of Sec. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Ninth.


     IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed on October 24, 1994.




                                 ---------------------------------------
                                  Cynthia L. Woolheater, Incorporator

                                EXHIBIT B

                               FORM OF OPINION
                          TO BE DELIVERED AT CLOSING

                                 [INSERT DATE]

Park Acquisitions, Inc.
c/o Eckert Seamans Cherin & Mellott
One International Place, 18th Floor
Boston, Massachusetts  02110

     Re:  Park Acquisitions, Inc.: Acquisition
          of Park Communications, Inc.

Ladies and Gentlemen:

     You have requested our opinion as counsel to Park Communications, Inc. (the "Company"), in connection with the acquisition of the Company by Park Acquisitions, Inc. ("PAI"), through its wholly owned subsidiary, Park Acquisitions Subsidiary, Inc. ("PAS"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 25, 1994, among PAI, PAS, and the Company (the "Merger Agreement).

     All terms used herein shall have the respective meanings ascribed to them in the Merger Agreement unless otherwise defined herein.

     In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate and official records of the Company, and all such other agreements, documents and matters, as we have considered necessary for the purposes of the opinions hereinafter expressed, including, without limitation, the following documents:

          1.   the Merger Agreement;

          2. the Escrow Agreement dated as of October 25, 1994, (the "Escrow Agreement") among the Company, PAI, PAS and the Retirement
          Systems of Alabama ("RSA");

          3. the Assignment and Assumption Agreement dated as of October 25, 1994, among the Company, PAI, PAS, and RSA (the "Assignment and Assumption Agreement'); and

          4.   the Company's Certificate of Incorporation and By-Laws.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as drafts or as copies thereof, and the authenticity of the originals of such drafts or copies. We have also assumed that the Merger Agreement, Assignment and Assumption Agreement and Escrow Agreement have been duly executed and delivered by the parties thereto (other than the Company) and constitute the legal, valid and binding obligation of all such parties, enforceable by the Company in accordance with the respective terms of such agreements.

     We have also made such examination of law as we have considered necessary for purposes of the opinions hereinafter expressed.

     The opinions expressed in this letter are limited to the effect of the laws of the State of New York, the laws of the State of Delaware (as to matters of corporate law only) and the federal laws of the United States.

     Based upon and subject to the foregoing and to the qualifications set forth below, we are of the opinion that:

          1. The Company is duly incorporated, validly existing, and in good standing as a corporation under the laws of the State of Delaware. The Company has full legal right, power and authority to execute, deliver and perform the Merger Agreement, the Assignment and Assumption Agreement and the Escrow Agreement.

          2. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement.

          3. The Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution, delivery and performance by the Company of the Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement: (i) will not violate or contravene any provision of law, or other governmental directive having the force of law, which is applicable to the Company; (ii) will not conflict with the Certificate of Incorporation or By-laws of the Company; and (iii) to the best of our knowledge, will not conflict with or result in the breach of any provision of, or default under, or in the imposition of any mortgage, lien, charge or encumbrance under, any agreement to which the Company is a party or by which it or any of its assets is bound except for any such conflict, default, breach or imposition which would not have a material adverse effect on the Company.

          4. To the best of our knowledge, without independent investigation, there is no action, suit or proceeding against the Company pending or threatened before any court, arbitrator or governmental authority which may have a material adverse effect on the financial position or operations of the Company or on its ability to enter into or perform any of its obligations under the Merger Agreement, the Assignment and Assumption Agreement or the Escrow Agreement.

     This opinion is subject to the qualification that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     This opinion is strictly limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is being delivered solely to the addressee hereof and may not be delivered to or relied upon by any other party.


     Very truly yours,


     SUTHERLAND, ASBILL & BRENNAN

By:_____________________________________
        James D. Darrow

                                 EXHIBIT C

                                FORM OF OPINION
                           TO BE DELIVERED AT CLOSING

                                [INSERT DATE]

Park Communications, Inc.
Terrace Hill
Ithaca, NY 14850

     Re:  Park Acquisitions, Inc.: Acquisition
          of Park Communications, Inc.

Ladies and Gentlemen:

     You have requested our opinion as counsel to Park Acquisitions, Inc. ("PAI") and its wholly owned subsidiary, Park Acquisitions Subsidiary, Inc. ("PAS") in connection with the acquisition by PAI of Park Communications, Inc. (the "Company") pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 25, 1994, among PAI, PAS, and the Company (the "Merger Agreement).

     All terms used herein shall have the meanings set forth in the Merger Agreement unless otherwise defined herein.

     In connection herewith, we have examined: originals or copies, certified or otherwise identified to our satisfaction, of all such corporate and official records of PAI and PAS, and all such other agreements, documents and matters as we have considered necessary for the purposes of the opinions hereinafter expressed, including, without limitation, the following documents:

          1.   the Merger Agreement;

          2. the Escrow Agreement dated as of October 25, 1994, among the Company, PAI, PAS and the Retirement Systems of Alabama ("RSA") (the "Escrow Agreement");

          3. the Assignment and Assumption Agreement dated as of October 25, 1994, among the Company, PAI, PAS, and RSA (the "Assignment and Assumption Agreement'); and

                     [Insert additional documents reviewed]

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as drafts or as copies thereof, and the authenticity of the originals of such drafts or copies. We have also assumed that the Merger Agreement, Assignment and Assumption Agreement and Escrow Agreement have been duly executed and delivered by the other parties thereto and constitute the legal, valid and binding obligation of all such parties, enforceable by PAI and PAS in accordance with the respective terms of such agreements.

     We have also made such examination of law as we have considered necessary for purposes of this opinion.

     The opinions expressed in this letter are limited to the effect of the laws of the State of [_________], the laws of the State of [________] (as to matters of corporate law only) and the federal laws of the United States.

     Based upon and subject to the foregoing and to the qualifications set forth below, we are of the opinion that:

          1. Each of PAI and PAS is duly incorporated, validly existing, and in good standing as a corporation under the laws of the State of [________]. Each of PAI and PAS has full legal right, power and authority to execute, deliver and perform the Merger Agreement, the Assignment and Assumption Agreement and the Escrow Agreement.

          2. Each of PAI and PAS has taken all necessary corporate action to authorize the execution, delivery and performance of the Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement.

          3. The Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement are the legal, valid and binding obligations of both PAI and PAS, enforceable in accordance with their respective terms. The execution, delivery and performance by PAI and/or PAS of the Merger Agreement, the Assignment and Assumption Agreement, and the Escrow Agreement: (i) will not violate or contravene any provision of law or other governmental directive having the force of law, which is applicable to PAI or PAS; (ii) will not conflict with the Certificate of Incorporation or By-laws of PAI or PAS; (iii) to the best of our knowledge, will not conflict with or result in the breach of any provision of default under, or in the imposition of any mortgage, lien, charge or encumbrance under any agreement to which PAI or PAS is a party or by which PAI or PAS or any of their respective assets are bound except for any such conflict, default or breach which would not have a material adverse effect on either PAI or PAS.

          4. To the best of our knowledge, without independent investigation, there is no action, suit or proceeding affecting either PAI or PAS pending or threatened before any court, arbitrator or governmental authority which may have a material adverse effect on the financial position or operations of PAI or PAS or on their respective ability to enter into or perform any of its obligations under the Merger Agreement, the Assignment and Assumption Agreement or the Escrow Agreement.

     This opinion is subject to the qualification that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     This opinion is strictly limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is being delivered solely to the addressees hereof and may not be delivered to or relied upon by any other party.


     Very truly yours,


     ECKERT SEAMANS CHERIN & MELLOTT

                                      ANNEX B














                        AGREEMENT REGARDING CASH BALANCE
                          AND AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER


                         Dated as of October 25, 1994,


                                     Among



                            PARK ACQUISITIONS, INC.,



                       PARK ACQUISITIONS SUBSIDIARY, INC.



                                      And



                           PARK COMMUNICATIONS, INC.

                    AGREEMENT AND AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER among PARK ACQUISITIONS, INC., a Delaware Corporation ("Parent"), PARK ACQUISITIONS SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and PARK COMMUNICATIONS, INC. a Delaware corporation (the "Company"), dated as of October 25, 1994, Regarding Redemption of the Company's Convertible Debentures and the Company's Cash Balance (this "Agreement").


          WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger dated as of October 25, 1994 (the "Merger Agreement"); and
          WHEREAS, Parent and Sub had agreed under the Merger Agreement to pay $30.50 for each share of Park Common Stock ("the "Merger Consideration") derived by dividing the total dollar consideration to be paid by Parent of $711,427,000.00 (the "Aggregate Merger Consideration") by 23,325,475, the sum of the number of shares of Park Common Stock issued and outstanding as of September 30, 1994 and the number of shares of Park Common Stock into which the Company's then outstanding Convertible Debentures could be converted at or prior to the time of the Closing; and
          WHEREAS, Parent's and Sub's ability to pay the Aggregate Merger Consideration was based upon the assumption that there would be at least $138 million of cash available from the accounts of the Company at the time of Closing, after taking into account the payment of all fees and expenses incurred by the Company in connection with the transactions contemplated by the Merger Agreement, and that if this minimum cash amount was available, $138 million would be distributed to the holders of Park Common Stock at Closing as part of the Merger Consideration; and
          WHEREAS, Parent and Sub had, in their final proposal to acquire the Company, offered that to the extent the cash balance in the accounts of the Company at the Closing exceeded $150 million, after payment of all fees and expenses of the Company incurred in connection with transactions contemplated by the Merger Agreement, such excess would be distributed to holders of Park's Common Stock immediately prior to the Closing as additional Merger Consideration; and
          WHEREAS, the Company desires to redeem the Debentures prior to the Closing in order to cause the conversion or redemption of the Debentures prior to the Closing and that any redemptions shall reduce the number of shares of Park's Common Stock which could be issued and outstanding at the Closing; and
          WHEREAS, the parties desire to clarify their intentions regarding the foregoing matters and to amend the Merger Agreement to the extent necessary to adequately reflect their mutual understandings in connection with such matters as they relate to the terms of the Merger Agreement;
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth below, the parties agree as follows:
          SECTION 1. Amendment of Merger Agreement; Terms. To the extent inconsistent with the provisions of the Merger Agreement, the provisions of this Agreement shall prevail and the Merger Agreement shall be amended in accordance with the provisions set forth herein, which provisions shall be deemed incorporated by reference into the Merger Agreement. All terms used in this Agreement unless otherwise defined, shall have the meanings ascribed to them under the Merger Agreement.
          SECTION 2. Redemption of Debentures and Merger Consideration. Parent and Sub hereby consent to the redemption of all of the Debentures outstanding on a redemption date to be set by the Company, which date shall
be on or before March 1, 1995.   The parties agree that, notwithstanding
any term of the Merger Agreement to the contrary, the Merger Consideration shall be adjusted so that such consideration is determined by dividing the Aggregate Merger Consideration (as adjusted pursuant to Sections 3 and 4 hereof) by the actual number of shares outstanding immediately prior to the Closing.
          SECTION 3. Cash Balance at Closing. The Company agrees that at the time of Closing there shall be at least $138 million of cash in its account at Wachovia Bank of North Carolina, N.A. (the "Primary Bank Account") available for distribution after payment of all expenses and costs incurred by the Company in connection with the transactions contemplated by the Merger Agreement, and, subject to the following proviso and Section 4 hereof, $138 million shall be distributed at the Closing to the holders of Park Common Stock as part of the Merger Consideration; provided, however, to the extent less than $138 million in cash is in the Primary Bank Account and available for distribution, the amount of cash in such account shall be distributed to holders of Park Common Stock at the Closing, and the Aggregate Merger Consideration shall be reduced to take into account the extent of such shortfall hereof;
          SECTION 4. Excess Cash Balance. Amounts of cash in the Primary Bank Account in excess of $138 million and less than $150 million shall be retained by the Company for the benefit of Parent and Sub and shall not be distributed as Merger Consideration. Amounts of cash in the Primary Bank Account in excess of $150 million and available for distribution after payment of fees and all expenses incurred in connection with this transaction by the Company shall increase the Aggregate Merger Consideration to the extent of such excess amount and shall be distributed to the holders of Park Common Stock as additional Merger Consideration.
          SECTION 5. Representations and Warranties. Each party represents and warrants: (i) this Agreement has been duly authorized, executed and delivered by it; (ii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms;
(iii) the execution and delivery of this Agreement by it, and the performance of its obligations thereunder, will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, any contract, agreement, or other instrument known to it to which it is a party or by which either it or its properties are bound, or violate the laws of the State of New York or the Federal laws of the United States.
         SECTION 6. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
          (a)  if to Parent or Sub, to

               Donald R. Tomlin, Jr.
               306 Pinehurst Drive
               Dothan, Alabama  36303
               (205) 712-7400 (telephone)
               (205) 712-7447 (facsimile)

               Gary B. Knapp, D.B.A.
               Knapp Securities, Inc.
               333 West Vine Street, #300
               Lexington, Kentucky  40507
               (606) 281-6595 (telephone)
               (606) 254-8639 (facsimile)
               with a copy to:

               Eckert Seamans Cherin & Mellott
               One International Place, 18th Floor
               Boston, Massachusetts  02110

               Attention:  Stephen I. Burr, Esq.
               (617) 342-6833 (telephone)
               (617) 342-6899 (facsimile)

          (b)  if to the Company, to

               Park Communications, Inc.
               Terrace Hill
               P.O. Box 550
               Ithaca, NY  14850

               Attention:  Mr. Wright M. Thomas
               (607) 272-0054 (facsimile)
               (607) 272-9020 (telephone)

               with a copy to:

               Sutherland, Asbill & Brennan
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004-2404

               Attention:  Jerome B. Libin, Esq.
               (202) 637-3593 (facsimile)
               (202) 383-0100 (telephone)


         SECTION 7. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
         SECTION 8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
         SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
         SECTION 10. Assignment. This Agreement and the rights, interests and obligations hereunder constitute part of the Merger Agreement and may not be assigned, except as part of the Merger Agreement. Upon any permitted assignment of the Merger Agreement, this Agreement and the rights, interests and obligations hereunder shall automatically be assigned as a part thereof without any further action by any party and will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
         SECTION 11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of New York or a New York state court.

           IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
                              PARK ACQUISITIONS, INC.


                              by:   /s/ Donald R. Tomlin
                                   Name:   Donald R. Tomlin, Jr.
                                   Title:  President


                              by:   /s/ Gary B. Knapp
                                   Name:   Gary B. Knapp
                                   Title:  Chairman of the Board of
                                           Directors,
                                           Vice President &
                                           Treasurer

                              PARK ACQUISITIONS SUBSIDIARY, INC.


                              by:   /s/ Donald R. Tomlin
                                   Name:   Donald R. Tomlin, Jr.
                                   Title:  President


                              by:   /s/ Gary B. Knapp
                                   Name:   Gary B. Knapp
                                   Title:  Chairman of the Board
                                           of Directors,
                                           Vice President &
                                           Treasurer

                              PARK COMMUNICATIONS, INC.


                              by:   /s/ Wright M. Thomas
                                   Name:   Wright M. Thomas
                                   Title:  President

                                      ANNEX C

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sec.251, 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,0002 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the 2 holders of the surviving corporation as provided in subsection (f) of Sec.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger of consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Sec.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation.
Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the

Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  ANNEX D

Goldman Sachs & Co. | 85 Broad Street | New York, New York  10004
Tel:  212-902-1000


                                                                    Goldman
                                                                      Sachs

PERSONAL AND CONFIDENTIAL



October 24, 1994



Board of Directors
Park Communications, Inc.
Terrace Hill
Ithaca, NY  14850

Gentlemen and Madam:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.16-2/3 per share (the "Shares"), of Park Communications, Inc. (the "Company"), of the $30.50 per Share in cash, subject to certain closing adjustments, (the "Consideration") to be received by such holders pursuant to the Agreement and Plan of Merger dated as of October 25, 1994 among Park Acquisitions, Inc. ("PAI"), Park Acquisitions Subsidiary, Inc. a wholly-owned subsidiary of PAI, and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management.
We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock

Park Communications, Inc.
October 24, 1994
Page Two


market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the broadcasting and newspaper publishing industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,



GOLDMAN, SACHS & CO.

                            ANNEX E
                           Before the
                Federal Communications Commission
                      Washington, D.C. 20554

                             LETTER

                                       Released:  April 10, 1994


Dorothy D. Park
Personal Representative of the Estate of Roy H. Park
c/o Park Communications, Inc.
Terrace Hill
Ithaca, New York 14850

Park Acquisitions, Inc.
c/o Eckert, Seamans, Cherin & Mellott
One International Place, 18th Floor
Boston, Massachusetts 02110

Applicants:

     This refers to the applications for Commission consent to transfer the licenses of 31 television and radio stations and three television translator stations held by subsidiaries of Park Communications, Inc. ("PCI") from Dorothy Park, Personal Representative of the Estate of Roy H. Park to Park Acquisitions, Inc. ("PAI"). 1 Because the Grade A contours of television stations in Greenville, North Carolina, in Chattanooga, Tennessee, and in Richmond, Virginia, encompass the communities of license of commonly owned AM and FM radio stations, the proposed transfer would violate the one-to-a market rule, found in Section 73.3555(c) of the Commission's Rules. 2 47 C.F.R. Sec.73.3555(c) (1994). This rule

- ------------

1 The stations involved in this transfer are: WNCT-TV, WNCT-AM, WNCT-FM, GREENVILLE, NC (BTCCT-941107KJ, BTC-941107KK, BTCH-941107KL); WBMG(TV), Birmingham, AL (BTCCT-941107KM); WSLS-TV, Roanoke, VA (BTCCT-941107KT); WUTR(TV), Utica, NY (BTCCT-941107KW); WDEF-TV, Chattanooga, TN (BTCCT-941107KX); WJHL-TV, Johnson City, TN (BTCCT-941107LA); WTVR-TV, Richmond, VA (BTCCT-941107LD); WTVQ-TV, Lexington, KY (BTCCT-941107LK); KALB-TV, Alexandria, LA (BTCCT-941107LN); KWJJ-AM, KWJJ-FM, Portland, OR (BTC-941107KN, BTCH-941107KO); KJJO-AM, KJJO-FM, St. Louis Park, MN (BTC-941107KP, BTCH-941107KQ); WNAX-AM, WNAX-FM, Yankton, SD (BTC-941107KR, BTCH-941107KS); WHEN-AM,WHEN-FM, Syracuse, NY (BTC-941107KU, BTCH-941107KV); WDEF-AM, WDEF-FM, Chattanooga, TN (BTC-941107KY, BTCH-941107KZ); WTVR-AM, WTVR-FM, Richmond, VA (BTC-941107LB, BTCH-941107LC), KEZX-AM, KEZX-FM, Seattle, WA (BTC-941107LF, BTCH-941107LE); WPAT-AM, WPAT-FM, Paterson, NJ (BTC-941107LG, BTCH-941107LH); KWLO-AM, KFMW-FM, Waterloo, IA (BTC-941107LI, BTCH-941107LJ): WNLS-AM, WTNT-FM, Tallahassee, FLh) (BTC-941107LL, BTCH-941107LM); and three TV translators WO5BI, Morehead City, NC (BTCTTV-941107LO); W04CB, Sylacauga, AL (BTCTVL-941107LO); and W63AE, Oneonta, NY (BTCTT-941107LP).

2 The stations involved are: Greenville, North Carolina (WNCT-TV, WNCT-AM, WNCT-FM); Chattanooga, Tennessee (WDEF-TV, WDEF-AM, WDEF-FM); and Richmond, Virginia (WTVR-TV, WTVR-AM, WTVR-FM).

proscribes common ownership of a television station and radio stations in the same market. 3 Consequently, you have requested a temporary 12-month waiver of the rule in order to give you time to divest yourself of the radio stations in an orderly manner. David Lampel, Atlas News and Information Services, Inc., an unsuccessful minority bidder for the Park stations, and WVGO License Limited Partnership and Benchmark Radio Acquisition Fund III Limited Partnership ("WVGO"), licensee of WVGO-FM, Richmond, Virginia, filed petitions to deny your applications, and you filed responses to these petitions. The Memphis Development Company ("MDC") has also filed an informal objection against your applications. On January 27, 1995, WVGO requested that the Commission allow it to withdraw its petition. 4

     In support of your temporary waiver request, you note that granting your request will not create any new prohibited ownership combinations, and that in similar instances the Commission has granted temporary waivers.
You also assert that allowing a 12-month waiver will serve the public interest by permitting the current service provided by the Park stations to continue uninterrupted. Furthermore, you note that a rushed sale of the stations may cause several negative consequences such as unnecessarily limiting the pool of buyers, thereby possibly excluding minorities and potentially decreasing the value of the stations. If granted the temporary waiver, however, you pledge that PAI will undertake an affirmative effort to find minority buyers for the stations.

     Additionally, you state that none of the affected markets suffer from a lack of media voices, and therefore granting the waiver will not create an undue economic concentration of media voices. You note that Greenville, North Carolina falls into the Greenville-New Bern-Washington Area of Dominant Influence ("ADI") for television and the North Carolina Metro Survey Area ("MSA") for radio. According to your waiver request, a total of 9 television stations, 43 radio stations, a cable service with 60% penetration in the area and 11 general or community newspapers serve this area. In the Chattanooga, Tennessee ADI and MSA, a total of 8 television stations, 32 radio stations, a cable operator with 63.6% penetration and 10 general or community newspapers exist. Lastly, you note that the Richmond, Virginia ADI and MSA are served by 8 television stations, 34 radio stations, three cable operators with 55.8% penetration and 8 general or community newspapers. Finally, you assert that permitting existing grandfathered combinations to continue for an additional 12-month period in order to allow an orderly divesture poses no threat to diversity or to economic competition in the affected markets.

- ------------

3 PCI currently holds these stations pursuant to the grandfathering provisions of Section 73.3555, Note 4. See 47 C.F.R. Sec73.3555, n.4.

4 The WVGO principals certified that they did not, and will not, receive any money or other consideration for the withdrawal of their petition. 47 C.F.R. Sec.73.3588. Regardless of this request for permission to withdraw, however, once a petition to deny is filed we are obligated to consider its merits. Viacom Inc., 9 FCC Rcd 1577, 1577 (1994); Booth American Co., 58 F.C.C. 2d 553, 554 (1976). To the extent that the issues raised by Mr. Lampel and MDC are similar to those raised by WVGO, however, they will be discussed below. We have reviewed the remaining WVGO allegations and find that they do not raise a substantial and material question as to whether approval of the transfer would serve the public interest, convenience and necessity.

     The ultimate objectives of the Commission's multiple ownership rules are to promote economic competition and diversity of programming and viewpoints in order to further the public interest. See Amendment of
Section 73.3555 of the Commission's Rules, 4 FCC Rcd 1723 (1989), recon. granted in part and denied in part, 4 FCC Rcd 6489 (1989); Attribution of Ownership Interests, 97 F.C.C. 2d 997 (1984), recon. granted in part and denied in part, 1 FCC Rcd 802 (1986). The Commission is not, however, without flexibility to respond to situations where application of fixed multiple ownership standards would be contrary to other public interest concerns. Before we will grant such a waiver, an applicant must sustain the burden of showing that the benefits to be achieved by its proposal are in the public interest and that a waiver would not compromise the fundamental policies served by the rule.

     On the basis of the representations before us and the circumstances of this case, we find that a temporary waiver would be consistent with the public interest and with our previous decisions. In the past we have held that forcing an immediate sale for diversity purposes alone would not be in the public interest where the result of such an action may be to unnecessarily restrict the value of the station, Knoxville Channel 8 Limited Partnership, 4 FCC Rcd 4760, 4761 (1989), or to limit the range of potential buyers to those with immediate access to the necessary capital, thereby possibly precluding purchase by local groups or minority-controlled entities, Citadel Communications Company, Ltd., 5 FCC Rcd 3842, 3844
(1990). In addition, in view of the numerous other media services available and the longstanding grandfathered common ownership of the stations involved, we find that no undue concentration of control of the media or adverse effect on diversity will result from a grant of this temporary request.

     We turn next to the allegations raised in the filings by Mr. Lampel regarding the transferor and its investment adviser, and by the MDC regarding the transferee's funding source. According to information supplied in the pleadings, it appears that the sale of PCI occurred by means of a formal auction process, conducted with the assistance of an investment adviser. As part of this process, the investment adviser required that any entity interested in bidding on PCI demonstrate that it had the financial resources available to consummate the transaction. Entities who did this were then asked to enter a confidentiality agreement for the purpose of receiving a confidential memorandum regarding PCI's finances for use in making a preliminary bid. The leading bidders then had until October 17, 1994 to submit a final bid.

     In his objection, 5 Mr. Lampel asserts that the investment adviser placed him at a disadvantage compared with other bidders by denying him the financial information on PCI. Additionally, he claims that the investment adviser tried to "pre-qualify" him, thus making it more difficult for him to attempt to purchase the stations. He further argues that the investment adviser's actions denied him both procedural and substantive due process because, he alleges, a similarly situated non-minority bidder would not have been treated in the same manner. In his reply, he also suggests that since the Securities and Exchange Commission has found the investment adviser in violation of the Exchange Act in matters entirely unrelated to its dealings with PCI, the investment adviser should not be entrusted with aiding in the PCI transaction. He also urges us to impute the investment adviser's alleged misdeeds to the transferor. Furthermore, he notes that a limited partner in the investment advising firm also serves on the board of directors of PCI and, as such, has an undisclosed cognizable interest in the company which, he insinuates, poses a conflict of interest. Lastly, he asserts that by using the assistance of an investment adviser PCI improperly delegated to a non-licensee decisions regarding appropriate bidders. For the reasons stated above, Mr. Lampel requests that the Commission declare the agreement null and void and give him, as a minority bidder and, by his assertion, a more experienced broadcaster, an equal chance to acquire the stations. In his reply, Mr. Lampel also requests that we conduct a hearing to further investigate his claims.

     Initially, we note that throughout Mr. Lampel's arguments runs the general implication that the public interest may better be served if he were to purchase PCI rather than PAI.  In making our determination regarding approval of an application for transfer of control, however,
Section 310(d) of the Communications Act limits our consideration to the transferee proposed in this application. Under the Act, "the Commission may not consider whether the public interest, convenience, and necessity might be served by the transfer . . . to a person other than the proposed transferee. . . ."  47 U.S.C. Sec. 310(d).  Since we cannot consider whether another buyer, such as Mr. Lampel, might comparatively better serve the public interest, his suggestion to this effect does not establish the need for a hearing. See Citadel Communications Company, Ltd., 5 FCC Rcd at
3844.

- ------------

5 In his filing, Mr. Lampel failed to meet both our procedural and our substantive standing requirements. In his original filing, Mr. Lampel did not support his allegations with an affidavit of someone with personal knowledge thereof, as required by Section 309(d)(1) of the Communications Act. While he did include an affidavit in his reply to the opposition, he still failed to comport with our procedural requirements by not serving a copy of the petition on PAI, the transferee. See 47 U.S.C. Sec.309(d)(1). Additionally, Mr. Lampel does not meet the substantive requirements of standing under Section 309 as a "party in interest" merely by claiming to be a "ready, willing and able buyer." Greyson Enterprises, Inc., 77 F.C.C. 2d 156, 161 (1980). Because he fails to meet our standing requirements, Mr. Lampel's petition will be treated as an informal objection pursuant to 47 C.F.R. Sec.73.3587, See, e.g., Pacific Broadcasting Corp., 66 F.C.C. 2d 256, 256-57 (1977). Similarly, although in his reply Mr. Lampel raises a series of new allegations in contravention of our rule requiring that a reply be limited to the matters raised in the opposition, 47 C.F.R. Sec.1.45(c), we will nonetheless examine these allegations on their merits.

     Section 309(d)(1) of the Communications Act requires that a petition to deny contain specific allegations of fact, supported by an affidavit of someone with personal knowledge thereof, sufficient to show that a grant of the application would be prima facie inconsistent with the public interest. If the petition meets this threshold requirement, the Commission must then examine all of the material before it to determine whether there is a substantial and material question of fact requiring resolution in a hearing. 47 U.S.C. Sec. 309(d)(1)-(2). Although Mr. Lampel noted that he will make available to the Commission documents and testimony to support his contentions, by not including such information within the petition he failed to support his allegations.

     Indeed, none of the information provided in any of the pleadings supports Mr. Lampel's claims of irregularities in the auction process. Contrary to Lampel's assertions, PCI did not act improperly in employing an investment adviser to assist with this process. Such delegation of business dealings occurs frequently and does not violate any Commission rule or policy. Moreover, information proffered by PCI in its opposition to Mr. Lampel's filing rebuts his general allegations concerning unfairness in the bidding process. PCI submitted a copy of a letter written by its counsel responding to letters written by petitioner to Mrs. Park raising similar claims of unfairness. In this response letter, PCI notes that it and its investment adviser attempted to accommodate Mr. Lampel by, inter alia, providing his representative with the same information given to all other parties interested in acquiring the company, and by affording him an extra week to submit a final bid. Later, counsel for PCI even attempted to assist Mr. Lampel with the petition process by notifying him that he may be under the misimpression that the filing deadline for petitions to deny was December 7, 1994, rather than December 22, 1994. Although Mr. Lampel then claimed that PCI's counsel had attempted to mislead him concerning the deadline, no such deception occurred. Our rules provide that petitions to deny must be filed within thirty days after issuance of public notice of the acceptance for filing of the application. 47 C.F.R. Sec. 73.3584(a). In this case, the thirty day period expired on December 22, 1994, as represented by PCI's counsel. Since the information provided in Mr.
Lampel's reply does not demonstrate the occurrence of any harmful irregularities with the auction process, petitioner's generalized allegations concerning racial and religious discrimination, which he claims were manifest in the form of a biased auction process, remain unsubstantiated.

     Finally, neither our attribution rules, nor our character qualifications policy, nor any other Commission rule or policy relating to a transfer of control, require that we examine either the past violations of law committed by a nonparty, such as the investment adviser, or the relationship between a limited partner of a nonparty and the board of directors of the transferor. Nor does precedent dictate that, in the circumstances here, we impute to the transferor any alleged misdeeds of the nonparty investment adviser. See, e.g., Univision Holdings, Inc., 7 FCC Rcd 6672, 6682 (1992); Character Qualifications, 102 F.C.C. 2d 1179, 1205-
06, reconsidered in part, 1 FCC Rcd 421 (1986); Attribution of Ownership Interests, 97 F.C.C. 2d 997. Similarly, none of our rules or policies require that the transferor note in its application that a member of its board also serves as a limited partner of its investment adviser. Thus, we reject Mr. Lampel's contention that these matters should affect our decision regarding grant of the transfer of control.

     In its objection, MDC makes four allegations pertaining to PAI's major source of funding, a loan from the Retirement Systems of Alabama ("RSA"), the Alabama state employees and teachers pension fund. First, MDC urges that, given the potential risk involved in investing in a media conglomerate, a state pension fund should not be financing such a transaction, especially in a situation where, as here, it will have little control over the business. Additionally, MDC notes that Alabama's governor objected to a prior attempt by the RSA to purchase a television station and that since this transaction involves stations in Alabama, as well as in other states, the sale "represents not only a major conflict of interest with RSA and the Chief Executive Officer of the state [of Alabama], but creates a similar potential conflict with RSA and CEO's of several states charged with protecting retirement funds of similar employees." Next, it asserts that a pension fund should not make such a large investment, and questions whether PAI paid too much to acquire PCI. Lastly, MDC claims that the RSA has a large number of African American investors, but that it has not conducted activities aimed at benefiting Alabama's African American citizens.

     MDC's concerns about the RSA will not affect our decision concerning grant of this transfer. No rule or policy confers on the Commission jurisdiction to examine the business decisions of a nonparty to the application where these decisions affect neither the qualifications of the applicants nor involve a public interest issue relating to a party to the transfer. This is true even where the nonparty, such as the RSA, provides the majority of the funding for the transaction. See Attribution of Ownership Interests, 97 F.C.C. 2d at 1022. Thus, as part of our determination about whether to approve the transfer, we have no authority to consider the wisdom of the pension fund's decision to invest in PAI in the manner in which it has chosen, the prudence of the price paid by PAI to acquire PCI, or the relationship between the RSA and the African American citizens of Alabama. See Character Qualifications, 102 F.C.C. 2d at 1205-
06. 6

     Lastly, we find that MDC's concerns that the transfer will cause a conflict of interest between the RSA, the governor of Alabama, and the governors of other states, does not provide grounds to deny this transfer. As MDC noted in its objection, the former Alabama governor had protested the 1989 attempt by a subsidiary of the RSA to purchase WSFA(TV) Montgomery, Alabama, based on his belief that operation by a state agency of a television station which covers state government creates a conflict of interest. Ultimately the parties dismissed the assignment application, thus rendering the issue moot. See File No. BALCT-881223KH (1989). Not only does the instant transaction differ factually from the proposed WSFA(TV) transaction, but no elected officials have raised any similar concerns regarding potential conflicts of interest.

- ------------

6 We also note that PAI complied with our application requirements by providing all necessary information about its funding sources, see FCC 315:
Application for Consent to Transfer of Control of Park Communications Inc., File Nos. BTCCT-941170KJ-LQ (Question 15 and 16, Exhibits B and C, and February 10, 1995 Amendment), and that nothing in this information indicates that the funding arrangement violates our rules. See Data Transmission Co., 44 F.C.C. 2d 935, 936-37 (1974).

     In conclusion, having considered all the materials before us in this matter, we find that Mr. Lampel and the MDC have failed to raise a substantial and material question of fact such that their allegations would warrant a hearing. 47 U.S.C. Sec. 309(d)(2). Further, based on the above representations, we believe that a temporary waiver of Section 73.3555(c) is consistent with Commission precedent and will serve the public interest. Accordingly, your requested waiver of the one-to-a-market provision to permit Park Acquisitions, Inc. to hold cognizable interests in a television station, and an AM and FM station in the Greenville, North Carolina, Chattanooga, Tennessee and Richmond, Virginia markets IS GRANTED, subject to the condition that Park Acquisitions, Inc. shall divest itself of any interest in, and connection with, the radio stations no later than 12 months from consummation of this transaction. Additionally, the petition to deny filed by David Lampel, Atlas News and Information Services, Inc., when considered as an informal objection, and the informal objection filed by the Memphis Development Company ARE DENIED. Also, the petition filed by WVGO License Limited Partnership and Benchmark Radio Acquisition Fund III Limited Partnership IS DISMISSED. Furthermore, finding that the applicants are fully qualified and the public interest would be served thereby, the applications for transfer of control of the licensees of the 31 television and radio stations and the three television translators from Dorothy Park, Personal Representative of the Estate of Roy H. Park, to Park Acquisitions, Inc. ARE GRANTED.

     This letter was adopted by the Commission on March 27, 1995.

                                   BY DIRECTION OF THE COMMISSION


                                   William F. Caton
                                   Acting Secretary

PROXY CARD
                         PARK COMMUNICATIONS, INC.
                               Terrace Hill
                               P.O. Box 550
                             Ithaca, NY  14851

REVOCABLE PROXY

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Harry F. Byrd, Jr., John F. McNair III, and Dorothy D. Park and any of them as proxies, each with the power to appoint his substitute, and hereby authorizes him or them to represent and vote, as designated below all the Common Stock of Park Communications, Inc. held of record by the undersigned on March 31, 1995 at the Special Meeting of Stockholders to be held on May 11, 1995 at 9:15 a.m. at The Carlyle, 35 East 76th Street, New York, New York.

1.        Approval of         [  ] FOR the Merger Agreement.
          Merger Agreement    [  ] AGAINST the Merger Agreement.
                              [  ] ABSTAIN from voting on the Merger Agreement.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   continued and to be signed on other side
- --------------------------------------------------------------------------
continued from other side

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE MERGER
AGREEMENT AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THE PROXY PRIOR TO THE MEETING BY MAILING A SIGNED INSTRUMENT REVOKING THE PROXY TO; DOROTHY D. PARK, SECRETARY, PARK COMMUNICATIONS, INC., TERRACE HILL, P.O. BOX 550, ITHACA, NY 14851; TO BE EFFECTIVE, THE REVOCATION MUST BE RECEIVED ON OR BEFORE MAY 10, 1995. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                   DATE:  _________________________, 1995

                                          ________________________________

                                          ________________________________
                                             Signature of Stockholder

This proxy must be signed exactly as name appears hereon.

Executives, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officers, and officers should sign with personal signature and give title.

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.